UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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[ ] Preliminary proxy statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-12

ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF

THE STOCKHOLDERS OF

ESCO TECHNOLOGIES INC.

St. Louis, Missouri
December 20, 2007

TO THE STOCKHOLDERS OF
ESCO TECHNOLOGIES INC.:

The Annual Meeting of the Stockholders of ESCO Technologies Inc. will be held at the Company’s headquarters located at 9900A Clayton Road, St. Louis County, Missouri 63124 on Wednesday, February 6, 2008, commencing at 9:30 A.M. central time, at which meeting only holders of record of the Company’s common stock at the close of business on December 7, 2007 will be entitled to vote, for the following purposes:

1. To elect two directors;

2. To vote on a proposal to approve amendments to the Company’s 2004 Incentive Compensation Plan, 2001 Stock Incentive Plan and 1999 Stock Option Plan;

3. To vote on a proposal to ratify the Company’s selection of KPMG LLP as independent public accountants for the fiscal year ending September 30, 2008; and

4. To transact such other and further business, if any, as lawfully may be brought before the meeting.

ESCO TECHNOLOGIES INC.

BY	-s- V. L. Richey
Chairman, Chief Executive
Officer and President

     Secretary

Even though you may plan to attend the meeting in person, please execute the enclosed form of proxy and mail it promptly. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

ESCO TECHNOLOGIES INC.

9900A Clayton Road, St. Louis, Missouri 63124

PROXY STATEMENT

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 6, 2008

This proxy statement is furnished to the holders of all of the issued and outstanding shares of common stock (the “Common Shares”) of ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 6, 2008, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the “Stockholders”. The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 20, 2007.

Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, the Common Shares can be voted only when represented by a properly executed proxy. In this case you have several choices:

•	You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares will be voted in accordance with your choices.

•	You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in “VOTING” on page 42.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the Common Shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR the proposal to approve amendments to the Company’s 2004 Incentive Compensation Plan, 2001 Stock Incentive Plan and 1999 Stock Option Plan, (3) FOR the proposal to ratify the Company’s selection of KPMG LLP as independent public accountants for the fiscal year ending September 30, 2008, and (4) in their discretion on such other business as may properly come before the meeting.

Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote in person.

The close of business on December 7, 2007 was fixed as the record date for the determination of the Stockholders entitled to vote at the Annual Meeting of the Stockholders. As of the record date, 25,772,497 Common Shares were outstanding and entitled to be voted at such meeting. The Stockholders will be entitled to cast one vote for each Common Share held of record on the record date.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2007 accompanies this proxy statement.

The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone, email or telefax by directors, officers or regular employees of the Company.

I.  ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR election of L.W. Solley and J.D. Woods, the two nominees for Directors listed below.

Nominees and Continuing Directors

The Company’s Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at seven. Currently, there is a total of six directors, since W.S. Antle III, whose term would have expired in 2008, resigned as a director effective November 9, 2007. Pursuant to the Company’s Articles of Incorporation, a majority of the directors in office may fill any vacancy on the Board of Directors. As of the date of mailing of this proxy statement, the Nominating and Corporate Governance Committee has not determined whether or whom to propose as a candidate for an additional director. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2011, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Board of Directors and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than two nominees.

Name, Age, Principal Occupation or	Served as
Position, Other Directorships	Director Since

TO BE ELECTED FOR TERMS ENDING IN 2011
L.W. Solley, 65	1999
Retired Executive Vice President, Emerson Electric Co., manufacturer of electrical and other products
J.D. Woods, 76	2001
Chairman Emeritus and retired Chief Executive Officer, Baker Hughes Incorporated, supplier of oilfield equipment and services
Director of Foster Wheeler Ltd. and Complete Production Services, Inc.
TO CONTINUE IN OFFICE UNTIL 2010
V.L. Richey, Jr., 50	2002
Chairman, Chief Executive Officer and President of the Company
J.M. Stolze, 64	1999
Vice President and Chief Financial Officer, Stereotaxis, Inc., manufacturer of medical instruments
TO CONTINUE IN OFFICE UNTIL 2009
J.M. McConnell, 66	1996
Retired Chief Executive Officer, Instron Corporation, manufacturer of scientific instruments Director of Warren Resources, Inc.
D.C. Trauscht, 74	1991
Chairman, BW Capital Corporation, private investment company
Director of OMI Corporation and Bourns Inc.

Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

Mr. Richey has been Chief Executive Officer of the Company since October 2002 . Since April 2003, he has also been Chairman, and since September 30, 2006, he has also been President.

From June 1995 until December 2003, Mr. Stolze was Executive Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc. Since May 2004, he has been Vice President and Chief Financial Officer of Stereotaxis, Inc.

Board of Directors and Committees

In connection with its annual review of director independence, the Board of Directors determined that the following director relationships with the Company pose no risk of a conflict of interest, are categorically immaterial to the Board’s determination of a director’s independence, and therefore such relationships will not be considered by the Board when determining the independence of a director: the employment by a director as an executive officer of another company that has made payments to the Company of less than $200,000 in any fiscal year in the preceding three fiscal years for property and services sold by the Company in the ordinary course of business and on substantially the same terms and prices as those prevailing at the time for comparable transactions with non-affiliated persons, provided such payments did not exceed five percent (5%) of such other company’s consolidated gross revenues in such fiscal year and resulted in no special benefit to the director. Other than relationships deemed categorically immaterial as described above, the Board has determined that none of the non-management directors has any relationship with the Company other than in his capacity as a director and shareholder, and, as a result, such directors are determined to be independent under the standards of the New York Stock Exchange. The non-management directors are J.M. McConnell, L.W. Solley, J.M. Stolze, D.C. Trauscht and J.D. Woods.

There were four meetings of the Board of Directors during fiscal year 2007. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served. The Company’s policy requires the attendance of all directors at the Annual Meeting of Stockholders, except for absences due to causes beyond the reasonable control of the director. Each of the seven directors in office at the time of the 2007 Annual Meeting attended that meeting.

The many responsibilities and the substantial time commitment of being a director of a public company require that the Company provide adequate incentives for the directors’ continued performance by paying compensation commensurate with the directors’ expertise and duties. The non-management directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are employees of the Company do not receive any compensation for service as directors. Compensation paid to non-management directors is as follows: annual cash retainer — $20,000; additional annual cash retainer for Lead Director — $15,000; annual fee for four Board meetings — $4,800; annual cash retainer for Chairman of Audit and Finance Committee — $7,000; annual cash retainer for Chairmen of Human Resources and Compensation and Nominating and Corporate Governance Committees — $5,000; annual fee for four meetings of Audit and Finance Committee and Human Resources and Compensation Committee — $4,800; annual fee for five meetings of Nominating and Corporate Governance Committee — $6,000. All of the above-mentioned cash retainers and fees are paid in January of each year. In addition, for attendance at any Board or Committee meeting in excess of the numbers stated above, a fee of $1,200 is paid following such meeting. Also, each non-management director receives a retainer of 800 Common Shares per quarter.

Under the Company’s Directors’ Extended Compensation Plan, a Plan for non-management Directors who began Board service prior to April 2001, each director currently on the Board who has served as a non-management director for at least five years or whose tenure as a director expires pursuant to the Company’s Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the fiscal year 2001 annual cash retainer for directors of $20,000. Such percentage ranges from 50% to 100% based upon years of service as a director. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life. On or after retirement, if the eligible director so elects, the actuarial equivalent of the benefit may be received in a single lump sum.

Directors may elect to defer receipt of all of their cash compensation and/or all of their quarterly stock retainer. If elected, the deferred amounts are credited to the director’s deferred compensation account in stock equivalents. Deferred amounts will be distributed in Common Shares or cash at such future dates as specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. The stock portion which has been deferred may only be distributed in Common Shares.

Directors are subject to stock ownership guidelines. Under these guidelines, each independent director is expected to accumulate shares having a total cash value equal to five times the annual cash retainer. These shares must be accumulated within five years of guideline adoption or appointment to the Board. All directors are in compliance with the guidelines.

DIRECTOR COMPENSATION

The following table sets forth the compensation of the Company’s non-management directors for fiscal year 2007.

							Change in
							Pension
	Fees						Value and
	Earned					Non-Equity	Nonqualified
	or Paid		Stock		Option	Incentive Plan	Deferred
	in Cash		Awards		Awards	Compensation	Compensation	All Other	Total
Name	($)		($)(1)		($)	($)	Earnings(2)	Compensation ($)	($)

W.S. Antle III	$36,600	(3)	$136,672	(4)			$804		$174,076
J.M. McConnell	29,600	(5)	136,672	(6)			0		166,272
L.W. Solley	35,600	(7)	136,672				19,073		191,345
J.M. Stolze	29,600	(8)	136,672	(9)			23,304		189,576
D.C. Trauscht	55,600	(10)	136,672				0		192,272
J.D. Woods	34,600	(11)	136,672				11,501		182,773

(1)	Dollar amounts based on the market value of the stock on the date of each quarterly award of 800 shares under the Compensation Plan for Non-Employee Directors. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal year 2007.

Date of Award	Shares	Share Price

October 1, 2006	800	$45.10
January 3, 2007	800	44.30
April 1, 2007	800	44.95
July 1, 2007	800	36.49

(2)	Represents the change in actuarial present value of the accumulated benefits under the Company’s extended compensation plan for non-management directors from September 30, 2006 to September 30, 2007. Pursuant to applicable regulations, does not include an aggregate decrease in present value for Messrs. Trauscht and McConnell of $12,484 and $14,667, respectively. The change in pension value shown above includes the effect of changes in actuarial assumptions from year to year. In fiscal 2007, pension values decreased due to the effect of changes in actuarial assumptions. The decrease in pension value due to assumption changes for Messrs. Trauscht, Antle, McConnell, Solley, Stolze and Woods was $6,284, $11,048, $9,443, $7,917, $8,519 and $3,234, respectively

(3)	Represents: annual cash retainer — $20,000, board meeting fees — $4,800, committee meeting fees — $4,800, committee chairman fee — $7,000.

(4)	The director deferred receipt of all of his 3,200 shares awarded. These deferred shares were treated as stock equivalents on a one-for-one basis, and were settled in shares upon the director’s retirement in November 2007.

(5)	Represents: annual cash retainer — $20,000, board meeting fees — $4,800, committee meeting fees — $4,800.

(6)	The director deferred receipt of 800 of his 3,200 shares awarded. These deferred shares were treated as stock equivalents on a one-for-one basis, and are being settled in five equal annual distributions which began on January 1, 2007.

(7)	Represents: annual cash retainer — $20,000, board meeting fees — $4,800, committee meeting fees — $10,800.

(8)	Represents: annual cash retainer — $20,000, board meeting fees — $4,800, committee meeting fees — $4,800.

(9)	The director deferred all of his 3,200 shares awarded. These deferred shares were treated as stock equivalents on a one-for-one basis, and will be settled in shares upon the director’s retirement.

(10)	Represents: annual cash retainer — $20,000, lead director fee $15,000, board meeting fees — $4,800, committee meeting fees — $10,800, committee chairman fee — $5,000.

(11)	Represents: annual cash retainer — $20,000, board meeting fees — $4,800, committee meeting fees — $4,800, committee chairman fee — $5,000.

CORPORATE GOVERNANCE

The Board of Directors has adopted corporate governance guidelines and a code of business conduct and ethics applicable to all of the Company’s directors, officers and employees. These documents are posted on the Company’s web site: www.escotechnologies.com. A copy of each of the corporate governance guidelines and the code of business conduct and ethics is also available in print to any Stockholder who requests it.

The Company has implemented a written policy to ensure that all “Interested Transactions” with “Related Parties” will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. Interested Transactions are any Company transactions in which any Related Party has or will have a direct or indirect interest. Related Parties are executive officers, directors, director nominees and persons owning more than 5% of Company common stock, or any immediate family member of such parties. The policy contains procedures requiring Related Parties to notify the Company of potential Interested Transactions and for the Nominating and Corporate Governance Committee (Committee) to review and approve or disapprove of such transaction. The Committee will consider whether the Interested Transaction with a Related Party is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee may also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

Mr. Trauscht, the Company’s Lead Director, presides at meetings of the non-management directors (each of whom is deemed independent), which occur on a regular basis. Stockholders who wish to communicate with the full Board of Directors or the Company’s non-management directors may write to the Lead Director: Mr. D.C. Trauscht, Lead Director, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Stockholders who wish to communicate with a particular director may write to such director at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director.

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors.

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board. The Committee held one meeting in fiscal year 2007. Mr. Richey (Chairman) and Mr. Trauscht are the members of the Committee.

The Audit and Finance Committee’s functions generally are to assist oversight by the Board of Directors of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent public accountants’ qualifications and independence, and the performance of the Company’s out-sourced internal audit function and independent public accountants. These functions include the responsibility to appoint, retain and oversee the firm of independent public accountants performing the annual audit; to annually evaluate the qualifications, independence and prior performance of the independent public accountants; to review the scope of the independent public accountants’ work and approve their annual audit fees and their other non- audit service fees; to review the Company’s internal controls with the independent public accountants and the internal audit executive; to review with the independent public accountants any problems they may have encountered during the annual audit; to discuss 10-K and 10-Q reports with management and independent public accountants before filing; to review and discuss earnings press releases; to discuss with management major financial risk exposures; to review the annual plan and associated resource allocation of the out-sourced internal audit function; to review the Company’s reports to Stockholders with management and the independent public accountants and receive certain assurances from management; to prepare a report as required by the Securities and Exchange Commission to be included in the annual proxy statement; and to review the effectiveness of the Company’s legal, regulatory and corporate governance compliance programs. Each member of the Committee is an independent director, as defined in the applicable listing standards of the New York Stock Exchange. The Board of Directors has determined that Mr. Stolze, the Chairman of the Audit and Finance Committee, is an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Committee met four times in fiscal year 2007. Mr. Antle (Chairman), Mr. McConnell and Mr. Stolze were the members of the Committee in fiscal year 2007. Mr. Antle resigned from the Board and the Committee on November 9, 2007. Currently, the members of the Committee are: Mr. Stolze (Chairman), Mr. McConnell and Mr. Trauscht. The Committee’s charter is posted on the Company’s website: www.escotechnologies.com and is available in print to any Stockholder who requests it.

The Human Resources and Compensation Committee’s functions generally are to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine and approve the Chief Executive Officer’s compensation level based upon the evaluation; to review and approve the compensation of officers and other key executives, incentive-compensation plans, equity-based plans and other compensation plans; to review and approve material changes to benefit programs, including new programs; to review the performance and development of Company management in achieving corporate goals and objectives; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; to review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and recommend its inclusion in the annual proxy statement and Form 10-K for filing with the SEC; and to oversee the Charitable Contributions Program. Each member of the Committee is an independent director, as defined in the applicable listing standards of the New York Stock Exchange. The Committee met four times in fiscal year 2007. Mr. Woods (Chairman), Mr. Solley and Mr. Trauscht are the members of the Committee. The Committee’s charter is posted on the Company’s website: www.escotechnologies.com and is available in print to any Stockholder who requests it.

The Nominating and Corporate Governance Committee’s functions generally are to identify and recommend approval of individuals qualified to become Board members; to recommend director nominees for selection to the Board; to develop and recommend to the Board effective corporate governance guidelines; to oversee the Company’s ethics programs; to oversee and administer the Related Party Transactions Policy; and to lead the Board in its annual review of the Board’s performance. The Committee will consider candidates for election as directors recommended by Stockholders and evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. The Committee has not established other specific minimum qualifications that must be met by a candidate in order to be considered for nomination by the Committee, but requires that candidates have varied business and professional backgrounds; be persons of the highest integrity; possess sound business judgment and possess such other skills and experience as will enable the Board to act in the long-term interests of the Stockholders. Additionally, the Committee may establish and utilize such other specific membership criteria as the Committee deems appropriate from time to time in light of the Board’s need of specific skills and experience. The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, third party search firms, Stockholders and other third parties. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors. The Committee has the authority to engage third party search firms to identify candidates, but did not do so in fiscal year 2007.

Stockholders who wish to recommend director candidates for the next Annual Meeting of Stockholders should notify the Committee no later than September 1, 2008. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o the Company’s Corporate Secretary, Alyson S. Barclay, at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election. No such Stockholder candidates have been received by the Company for this Annual Meeting. Each member of the Committee is an independent director, as defined in the applicable listing standards of the New York Stock Exchange. The Committee met five times in fiscal year 2007. Mr. Trauscht (Chairman) and Mr. Solley are the members of the Committee. The Committee’s charter is posted on the Company’s website: www.escotechnologies.com and is available in print to any Stockholder who requests it.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2007, the members of the Human Resources and Compensation Committee were L.W. Solley, D.C. Trauscht and J.D. Woods. None of the foregoing (i) was during fiscal year 2007 an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

Report of the Audit and Finance Committee

The Audit and Finance Committee (the “Committee”) oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended September 30, 2007 with management, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with the independent public accountants their independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the independent public accountants’ written disclosures and the letter required by Standard No. 1 of the Independence Standards Board received by the Company. The Committee also discussed with the independent public accountants the matters required to be discussed by Statements on Auditing Standards No. 61.

Further, the Committee discussed with the Company’s internal audit executive and independent public accountants the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and independent public accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company’s independent public accountants for fiscal 2008.

The Audit and Finance Committee

J.M. Stolze, Chairman
J.M. McConnell
D.C. Trauscht

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee (the “Committee”) is responsible for determining the compensation of the Chief Executive Officer, the other executive officers and certain other officers.

Compensation Objectives

The Committee’s objective is to develop and maintain compensation packages most likely to attract, retain, motivate, and reward the Company’s executive officers and other executives. Compensation programs should be sound and consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team.

The Committee’s philosophy incorporates the following principles for establishing the amount and form of executive compensation:

•	Maximize the alignment of executive compensation with the long-term interests of shareholders through at-risk compensation;

•	Provide competitive compensation to attract, retain and motivate executives;

•	Base short-term bonuses on key performance measures;

•	Base long-term compensation on performance measures and retention factors;

•	Balance equity-based compensation awarded to executives with the interests of stockholders concerning dilution; and

•	Provide opportunities for executives to acquire and hold the Company stock under established minimum ownership requirements.

The Committee believes that a competitive compensation package should offer:

•	A competitive salary;

•	An annual at-risk cash bonus opportunity;

•	Long-term incentive compensation tied to Company stock performance and the furtherance of the retention of top performers;

•	Protection in the form of change of control arrangements through a Severance Plan and employment agreements; and

•	Appropriate and reasonable perquisites

The Committee is authorized by its charter to employ independent compensation and other consultants. As appropriate, the Committee has employed Towers Perrin, a nationally recognized compensation consulting firm (“Compensation Consultant”), to assist the Committee in evaluating executive compensation. The Compensation Consultant periodically attends the Committee meetings at the Committee’s request and provides information, research and analysis pertaining to executive compensation as requested by the Committee. The Compensation Consultant updates the Committee on market trends and provides analysis for establishing the annual market rates for compensation of the executive officers’ positions.

Market Bench Marking  The Committee, with the periodic assistance of the Compensation Consultant, conducts an annual analysis of the historic executive officer compensation, realized compensation compared to targets and financial performance of the Company in order to establish annual market rates for each element of executive compensation (base salary, bonus and long-term incentive compensation (“LTI”)) for each executive officer position. This analysis considers market data from two separate groups of companies as set forth below:

1. A comparative group of six peer companies in the test, communication, and filtration industries selected by the Company and identified in the Company’s 2007 annual report to shareholders as the “2007 Peer Group”, comprised as follows:

Pall Corporation	Roper Industries
TekTronix Inc.	Clarcor, Inc.
Itron, Inc.	Badger Meter, Inc.

2. A survey of general manufacturing companies adjusted to the Company’s relative size. This second group is included to ensure that not only are comparisons made with competitors, but that manufacturing companies of a size similar to the Company are also reviewed. There were between 144 and 272 companies surveyed based on the positions reviewed. These are the companies that participated in the Compensation Consultant’s survey for the executive officer positions.

For each element of compensation and each executive officer position, an annual median market rate is determined. The base salary, short term cash bonus, and LTI of each executive officer is then compared to that market rate. The Committee then reviews and evaluates the individuals’ and the Company’s fiscal year performance to determine if and for what elements of compensation adjustments to executive officer compensation are, or may be, warranted. Relative Company performance is also periodically compared to the then-current peer group over a 3-year period to test the overall reasonableness of pay for performance.

The Committee’s process for setting compensation generally involves the every-other-year engagement of the Compensation Consultant to review and summarize compensation data for the Committee to use in determining annual median market rates.

Once the market data is collected, the Compensation Consultant forwards the information to the Committee and the Chief Executive Officer to use in their assessments of the relative value of each executive officer position at the Company.

In the years in which the Compensation Consultant is not engaged, the Company ages the prior year’s LTI data (by applying a multiplier to the Consultant’s prior year survey data consistent with the average market increase for executives in the prior year), and collects pertinent information from peer proxy filings, such as base salary, and total cash compensation.

In fiscal year 2007, the Compensation Consultant prepared a report which the Committee and management utilized in their review. At the time of review, October 2006, the executive officers were below the median total direct compensation of the then-current peer group and slightly above the median for the general manufacturing companies group.

Summary of Compensation  The Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account the market rates provided through the market analysis described above and the compensation recommendations by the Chief Executive Officer, except with respect to his own position. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to any requirements for shareholder approved plan requirements. Under this process, the Committee establishes compensation for the executive officers using a combination of salary, at-risk annual cash bonus and LTI provided through equity awards. Additionally, the executive officers are covered by a Severance Plan and employment agreements, and are provided reasonable perquisites. Each element of compensation (base salary, short-term bonus and LTI) is reviewed independently against the market rates. A comparison is also made against the median of the market’s total direct compensation (base salary, short-term bonus and LTI) to evaluate overall market competitiveness.

Annual Base Salaries  Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives to operate the business. The Company emphasizes performance-based compensation for the executive officers. The executive officers’ salaries are generally targeted to the median of the annual market rates, as adjusted for the relative value of the jobs within the Company to those in the comparison companies.

At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid more than the market rates set for their positions, while less experienced executive officers may be paid salaries less than the market rates.

Short-term Bonus  The Committee uses annual performance-based cash bonuses to compensate the executive officers as well as other officers. The Committee establishes performance targets for executive officers as well as other officers, using financial, operational and, where applicable, individual goals linking compensation to Company overall performance.

For the executive officers, the Company operated two short-term cash bonus plans in 2007: (i) the Incentive Compensation Plan for Executive Officers (“ICP”); and (ii) the Performance Compensation Plan (“PCP”). Target short-term bonuses were targeted at 40% of total cash compensation (base salary plus annual bonus) for the CEO, and 30% of total cash compensation for the other executive officers. These targets are similar to the general manufacturing companies and peer group targets. For the CEO, the 40% of total cash compensation is divided equally between the two plans; for the other executive officers, 30% of total cash compensation is equally divided between the two plans. The ICP provides for a strong annual tie-in with shareholders. The PCP provides the Company flexibility in annually determining which areas are important drivers for future success. The target percentage of total cash compensation represented by the ICP and PCP is based on the level of the position, with a target for fiscal 2007 of approximately 20% under each plan for the CEO and approximately 15% under each plan for the Company’s other executive officers. The higher at-risk target percentage for the CEO is based on the Company’s at-risk philosophy, and his role as CEO of the Company. These at-risk plans closely link the executive officer’s pay to the Company’s financial results and provide for compensation variability through reduced payments in times of poor performance and higher compensation in times of strong performance. The Committee sets performance targets and evaluation criteria typically near the beginning of each fiscal year, and it also approves the minimum and maximum multipliers which will be applied to the targets to determine payments under both plans.

Historically, the PCP multiplier has been in the range of .20 to 1.7 times the target bonus and the ICP multiplier has been in the range of .20 to 2.0 times the target bonus. The Committee believes use of a range is appropriate as there should be an upside for strong performance and a decrease where targets are not met. The Committee approves the performance targets after reviewing the Company’s business plans and determining the short-term business metrics the Company’s senior management should focus on most in order to drive results. Because of the broad responsibilities of the executive officers, their targets are tied to Company-wide measures. The ICP is a 162(m) shareholder approved plan with a fixed target and a range. The PCP also has a fixed target and a range, but allows for flexibility and Committee discretion in determining actual bonus payouts.

Long-Term Incentive Compensation  The Company historically has granted LTI in the form of performance-accelerated restricted shares (PARS) and stock options. In recent years, the award values have been approximately 75% PARS and 25% stock options. The target LTI is generally one times cash compensation for the CEO and approximately 80% of base compensation for the other executive officers. Based on the Company’s at-risk philosophy, grants will vary based on market rates and Company and executive officer performance. The type of grant(s) and the ratio between stock options and PARS is evaluated annually by the Committee. One PARS is equal in value to one share of Company stock, and may be distributed no earlier than 3.5 years after the award, if the target stock price is achieved. The Committee believes that the Company performance will reflect the contributions of management within the 3.5 year timeframe. PARS not accelerated by performance will be paid out at the end of the performance period, typically 5 years, if the employee is still employed.

PARS  The Committee’s decision to allocate a greater portion of long-term equity compensation to PARS was based on its belief that it is important to tie the incentive pay of executives more directly to long-term stock performance and to minimize the dilution of stockholder interests to which other forms of equity-based compensation programs may contribute. PARS allow shares to be accelerated and then vested based upon share price target achievement and continued service of the executive. The value of PARS fluctuates directly with changes in the price of stock, which ties executives’ interests directly to those of stockholders. PARS are accelerated only if the stock price targets are achieved. Distribution is made in shares of stock. PARS have a five-year term, and thus play a role in the retention of skilled senior management. These awards also contain a two-year non-compete period after the expiration of the earning period of the awards, which provides additional shareholder protection.

Stock Options  The Committee generally grants a portion of the executive officers’ compensation in the form of stock options. As the underlying shares are purchased at the market value at the time of the option award, this ensures that the executive officer has a financial stake, like the other shareholders, in ensuring the long-term financial success of the Company.

Equity Grant Procedures  The Company does not coordinate option or PARS grants with the release of material, non-public information. Company-wide equity grants, including equity grants to executive officers, are generally awarded on the date of the October or November Committee meeting when other compensation decisions are made. During the year, equity awards are made to new hires, promoted employees or in other special circumstances on the first trading day of the month after hire or the date of the next Committee meeting. Since October 5, 2006, the exercise price of each of the stock option grants has been the market closing price on the grant date. Previously, the Company utilized the average of the high and low prices on the date of grant to determine the exercise price.

Perquisites  The Company also provides limited perquisites and benefits to the executive officers that are designed to promote the well being of the executive officers and allow them to focus more of their time and attention on their employment, and in the case of tax and financial planning benefits help them optimize the value received from the compensation and benefit programs offered. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee has determined the perquisites paid in fiscal 2007 to be reasonable. Details about the executive officers’ perquisites, including the fiscal 2007 cost to the Company, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative.

Stock Ownership Guidelines  The Committee has established stock ownership guidelines for the CEO, other executive officers and all other corporate officers. The guidelines set the minimum level of ownership at five times total cash compensation (base salary and annual cash bonus target) for the CEO and three times total cash compensation for the other executive officers and all other corporate officers. Newly appointed officers are expected to be in compliance with the ownership guidelines within five years of their appointments. Unexercised stock options and unvested PARS are not included in determining the ownership amounts. All executive officers are in compliance.

Retirement Benefits  Like other employees of the Company, executive officers are eligible to have retirement benefits provided through a defined contribution savings program. Retirement benefits fit the objectives of providing competitive compensation and recognizing tenure. The retirement program was most recently reviewed by the Committee in August 2003, at which time the decision was made to discontinue benefit accruals under the defined benefit retirement program and the supplemental executive retirement plan (the “SERP”) and to add a cash Company match to the defined contribution savings plan. This change was consistent with other companies of similar size to the Company which have moved from defined benefit retirement programs to defined contribution plans. The Company’s decision to end the accrual of benefits under the defined benefit retirement program is consistent with the compensation program’s lack of emphasis on risk-free or safety-net pay.

Severance Plan  Severance provisions in the event of a change of control benefit a company in the event of a change of control or a potential change of control by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995, which outlines the compensation and benefits to be provided in the event of a change of control to certain executives, including Messrs. Richey and Muenster and Ms. Barclay. The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan provides severance benefits only if there is both (1) a change of control of the Company and (2) the employee’s employment is terminated by the Company (or any successor) without cause or if the employee terminates his or her employment for good reason, in each case within 36 months following a change of control.

If triggered, the executive will be entitled to all accrued, but unpaid compensation and benefits and a lump sum cash payment, which is designed to replicate the cash compensation (base salary and bonus), plus certain benefits, that the executive would have received had he or she remained employed for two years. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The compensation levels were determined based on a survey of the Company’s peers at the time Severance Plan was adopted by the Company. Additionally, the 2007 Peer Group companies generally have adopted change of control arrangements which provide for payments of base salary, bonus and other benefits for periods ranging from two to three years. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is possible, to the detriment of the Company. Thus, the existence of a Severance Plan provides an incentive for the executive to remain with the Company until a change of control occurs. In addition, since payments are not provided under the Severance Plan unless there has been a qualifying termination of employment, an acquirer who may wish to retain the Company’s management team during or after a transition period will have the opportunity to do so.

In addition, pursuant to the Company’s LTI Plans, in the event of a change of control, stock option vesting is accelerated to the date of the change of control and earned PARS are distributed at that date. The balance of the PARS are distributed at the end of the fiscal year in which a change of control occurs if the executive is still employed.

The Committee periodically assesses the reasonableness of the Severance Plan and the level of benefit for each executive officer to consider whether any changes are appropriate.

Employment Agreements for Executive Officers  The Company has employment agreements (the “Agreements”) with each of the executive officers. These Agreements exclude separations due to a change of control or termination for cause, and provide for the payment of severance under a predetermined separation agreement, thereby providing for a more amicable separation in circumstances where a business change is warranted. The Agreements automatically renew at the end of each one-year term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The Agreements provide for payment of an annual base salary, subject to review for increase at the discretion of the Committee, participation in the Company’s PCP bonus plan, and eligibility for participation in the Company’s LTI program and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For a specified period of time after a termination, the Agreements prohibit the executive officers from soliciting Company employees or disclosing confidential information. The Agreements also require that the executive officers provide limited consulting services on an as-requested basis. In the event of a qualifying separation, the executive officers would be entitled to the continuation of cash compensation (base salary and bonus) and the continuation of certain benefits and perquisites for a specified period of time. Mr. Richey would receive this compensation and benefits for a two-year period. The other executive officers would receive these payments and benefits for a period of one year. If the Agreement is triggered, the earned PARS awards will vest, stock options will vest and become exercisable, and they will be distributed in accordance with the terms of the plans.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Fiscal 2007 Executive Officer Compensation  Fiscal 2007 base salaries for the executive officers, which are shown in the Summary Compensation Table, were set at the beginning of fiscal 2007. The salaries were set based on a subjective evaluation of their fiscal 2006 performance and the Committee’s review of current salary levels compared to the 2006 annual market rates (as described on page 11). At the end of fiscal year 2006, the base salaries of the executive officers were below the market medians for both comparative groups.

In determining fiscal 2007 target total cash compensation (base salary and bonus) for the executive officers, the Committee considered the input of the CEO, other than for his own position, and the competitiveness of total cash compensation levels compared to 2006 annual market rates. The executive officers’ total cash compensation fell below the median of the peer companies and was slightly above the median of the manufacturing companies. The fiscal 2007 total cash compensation of the Company’s executive officers is detailed in the Summary Compensation Table. The fiscal 2006 report of the Compensation Consultant reflected that the Company’s short-term bonus target percentages (ICP and PCP combined targets) were generally in line with the market median levels for the general manufacturing companies group. Survey data was not available for the peer companies’ target bonuses. Payments under the PCP had a target multiplier which ranged from .20 to 1.7 of the target compensation. For fiscal 2007, the Committee approved the historical PCP subjective evaluation criteria (weighted at 85% of the total), which includes Company performance (considering market conditions and industry circumstances) in key areas such as shareholder value, economic profit, growth and other factors including the following: changes in earnings per share (“EPS”) vs. competitors, change in EPS vs. prior year, cost reduction programs, progress on assisting subsidiaries with marginal performance, productivity improvement and operating margin improvement. The PCP objective individual performance criteria (weighted at 15% of the total) was measured against strategic management objectives. The individual performance criteria were deemed to be significantly challenging for the individuals and necessary for the continuing business success of the organization. For fiscal year 2007, the short-term bonus target multipliers under the ICP ranged from .20 to 2 times the target cash bonus based on performance. For fiscal 2007, the ICP evaluation criteria approved by the Committee was an objective EPS target of $1.53. This was determined at the beginning of the fiscal year on the basis of the subsidiary projections and senior management input.

In fiscal 2007, the Committee granted the executive officers equity awards in the form of stock options and PARS with an October 2008 — September 2011 performance period. The 2007 fiscal year award stock price target for the acceleration of the full PARS awards was based on an increase of from $55 to $63, which is 15% over the share price set for the 2006 fiscal year award. This increase was viewed as meaningful, but challenging. No portion of these awards may be earned prior to fiscal year 2009. These awards equate to approximately 75% of the value of the LTI award, consistent with awards in prior years. The specifics on the equity awards provided to the executive officers are detailed in the Summary Compensation Table.

In conjunction with the PARS awards, the Committee granted executive officers stock options at the closing market price on the date of grant. These awards equate to approximately 25% of the value of the LTI award. Stock option awards ensure that the executive officers have a financial stake in the long-term performance of the Company.

In line with the Company’s at-risk philosophy, the Committee determined the combined total amount of LTI (PARS and stock options) to grant to each executive officer in accordance with the annual market survey median of the long-term market rates of the general manufacturing companies and peer groups, and then made adjustments based on the Committee’s assessment of the relative value and performance of each position within the Company. As noted above, the Company has a set target for LTI compensation for executive officers which is reviewed annually based on performance and in line with market data. It was determined appropriate to give more consideration to the award level of the general manufacturing companies group median as opposed to the peer group survey medium because peer awards were significantly larger due to their larger company size.

Fiscal 2007 CEO Compensation

Fiscal 2007 base salary of $595,000 for the CEO was set by the Committee at the beginning of the fiscal year based on a review of the CEO’s then-current salary, taking into consideration the 2006 annual market rate and fiscal year 2006 Company performance. At the time of the compensation review, a comprehensive tally sheet was provided for Committee review. The tally sheet provided a recap of each element of compensation, including benefits and perquisites. Additionally, all outstanding equity awards and stock ownership or potential was provided. The tally sheet also reflected the incremental compensation as a result of various termination scenarios and each element of pay or benefits impacted. The Committee used the tally sheets for informational purposes to determine what the CEO is eligible to receive under various scenarios. In considering fiscal 2006 Company performance, the Committee took into account the Company’s financial and operating performance, including the Company’s strong cash position and the acquisition of two companies which significantly enhanced the Company’s Communications segment product offering. Additionally, as the Company continues to change its business mix into higher growth areas, the Committee recognized the continuing progress of the CEO and his management team in the expanded markets which the Company serves, selective investment decisions, continued cost structure improvement, and the substantial progress on several major contracts within the Communications segment.

Based upon the Company’s fiscal 2006 financial performance, the relative stockholder return, and the value of similar incentive awards to CEO’s in the general manufacturing companies and peer groups, in October 2006 the

CEO was granted 18,250 stock options and received a PARS award of 18,250 shares. These awards were below the annual market median of the peer companies and slightly above the annual market median of the general manufacturing companies, and were in line with the Committee’s target of one times the CEO’s annual total cash compensation. In order to accelerate the earning of these awards prior to the end of the performance period, the Company stock price must reach $59.00 to earn 50% of the award and $63.00 to earn 100% of the award.

In determining the fiscal 2007 combined ICP and PCP bonus target of $395,000 for the CEO, the Committee considered the total cash compensation of the CEO compared to the survey comparative groups and the bonus target percentage for this position, in conjunction with the increase in base salary. The annual market rate reflected that the CEO’s fiscal year 2006 bonus target was slightly below the median of the manufacturing companies. During the first quarter of fiscal 2007, the Committee agreed to measure 50% of the bonus target (the ICP bonus) against the EPS target, and measure the other 50% of the bonus target (the PCP bonus) against (i) the achievement of other Company performance factors (weighted at 35%) and (ii) the execution of individual objectives (weighted at 15%), which were established by the Committee in consultation with the Lead Director at the beginning of fiscal 2006.

The actual fiscal 2007 combined ICP and PCP bonus award of $324,690 to the CEO was based upon the factors identified above. The ICP bonus was $38,500 based on the Company’s reported EPS of $1.28; this was 83% of the 2007 fiscal year target of $1.53. The bonus was paid within the established range at a value of 10% of the total short-term bonus target. The Communications segment would have delivered an additional $8.4 million of earnings/ net $5.2 million, which would equate to an additional EPS of $.20, but these increases were not reflected in the reported 2007 earnings due to accounting revenue recognition methodology. The PCP bonus was $285,190 based on the Committee’s evaluation of the subjective criteria established for the PCP, including a number of factors such as the fiscal year 2007 sales increase of 15%; an EPS increase of 8%; record entered orders of $560 million; and the development of new products across the Company. Additionally, the strategic Doble acquisition and the Filtertek divestiture were planned and substantially achieved during this timeframe. The PCP bonus was paid within the established ranges at a value of 77.2% of the total short-term bonus target.

In fiscal year 2007 the Committee also requested a review of the internal pay relationships between the CEO and other executive officers and a comparison of the pay relationship between like officers in similar sized manufacturing companies. The Compensation Consultant presented data on the internal review to the Committee. The survey reflected that the CEO’s pay is well aligned with the other executive officers of the Company and is in line with the pay relationships at the manufacturing companies group. Accordingly, the Committee determined that no changes to the compensation practices were required.

For fiscal year 2007, the Compensation Consultant also conducted a three-year pay-for-performance review wherein a comparison was made between the Company and the peer comparison group for the prior 3 years. The results showed the Company’s short-term performance as measured by EPS was generally higher than that of companies whose executives received higher total cash compensation. The Company’s long-term performance, when measured through market capitalization growth and total shareholder return, was also higher than that of companies whose executives received higher equity grant value than that awarded to Company executives The Committee determined no changes were warranted at this time due to the larger size of the peer companies.

Limit on Deductibility of Certain Compensation  Federal income tax law prohibits publicly held companies, such as the Company, from deducting certain compensation paid to an executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders, the compensation is not included in the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of the Company and its stockholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee’s development and execution of effective compensation plans. For example, to enable certain bonuses and long-term compensation to be deductible, the Committee makes these awards under incentive plans approved by stockholders as much as possible. While the Committee is limited in its ability to make discretionary bonus payments under the ICP, there are no such limitations under the PCP. Gains on stock option exercises may be deductible if granted under a stockholder approved plan since they are tied to the performance of the Company’s stock price. Salaries and other compensation not tied to Company performance are not deductible to the extent they exceed the $1 million limit.

Policy on Restitution  The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including dismissal.

The Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission, or other compensation (including equity gains from stock options, PARS or other awards received by any employee) as a result of the employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company’s financial statements.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis” beginning on page 10 of this proxy statement.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

The Human Resources and
Compensation Committee

J.D. Woods, Chairman
L.W. Solley
D.C. Trauscht

Summary Compensation Table

The following table contains information concerning compensation for fiscal year 2007 for all services rendered in all capacities to the Company and its subsidiaries of the executive officers serving at September 30, 2007.

							Change in
							Pension Value &
						Nonequity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	$	$(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	$

V.L. Richey, Jr.	2007	$595,000	$285,190	$460,320	$161,246	$39,500	$0	$66,670	$1,607,926
Chairman, Chief Executive Officer & President
G.E. Muenster	2007	310,000	95,290	187,852	59,464	13,000	0	35,357	700,963
Senior Vice President & Chief Financial Officer
A.S. Barclay	2007	225,000	69,635	136,252	41,800	9,500	0	54,963	537,150
Vice President, Secretary & General Counsel

(1)	Represents the cash awards earned under the Company’s Performance Compensation Plan discussed under the caption “Short Term Bonus” in the Compensation Discussion and Analysis.

(2)	Reflects the expenses recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, excluding forfeitures, in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”), for stock option and performance-accelerated restricted stock awards granted under the Company’s 2001 Stock Incentive Plan and 2004 Incentive Compensation Plan, and does not correspond to the actual value that will be realized by the executive officers. See Note 11 of the Company’s fiscal year 2007 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the valuation of these amounts.

(3)	Reflects the cash awards earned under the Company’s Incentive Compensation Plan for Executive Officers discussed under the caption “Short Term Bonus” in the Compensation Discussion and Analysis.

(4)	Represents the change in actuarial present value of the accumulated benefits under the Company’s Retirement Plan and the Supplemental Executive Reitrement Plan (SERP) from September 30, 2006 to September 30, 2007. Pursuant to applicable regulations, does not include an aggregate decrease in present value for Messrs. Richey, Muenster and Ms. Barclay of $13,897, $7,580 and $9,987, respectively. The change in pension value includes the effect of changes in actuarial assumptions from year to year. In fiscal 2007, pension values decreased due to the effect of changes in actuarial assumptions. The decrease in pension value due to assumption changes for Messrs. Richey, Muenster and Ms. Barclay was $29,532, $14,667 and $19,514, respectively.

(5)	Comprised of the amounts provided in the table below:

			Defined	Employee
			Contribution	Stock
			Savings Plan	Purchase Plan
		Tax	Company	Company
Name and Principal Position	Perquisites(a)	Grossups(b)	Contributions	Contributions	Total

V.L. Richey, Jr.	$33,161	$6,661	$9,000	$17,848	$66,670
Chairman, Chief Executive Officer & President
G.E. Muenster	26,898	5,366	0	3,093	35,357
Senior Vice President & Chief Financial Officer
A.S. Barclay	31,816	8,345	9,238	5,564	54,963
Vice President, Secretary & General Counsel

(a)	Comprised of car allowance, financial planning, and Company cost related to the personal use of clubs.

(b)	(b) Represents tax gross-up for taxable club fees.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal year 2007 for the executive officers regarding grants under the Incentive Compensation Plan for Executive Officers, the 2001 Stock Incentive Plan and the 2004 Incentive Compensation Plan.

						All Other
					All Other	Option		Grant
					Stock	Awards:	Exercise	Date
					Awards:	Number of	or Base	Fair Value
		Estimated Future Payouts Under			Number of	Securities	Price	of Stock
		Non-Equity Incentive Plan Awards(1)			Shares of	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)(5)

V.L. Richey, Jr.	10/05/06	$39,500	$197,500	$395,000	—	—	—	—
	10/05/06	—	—	—	18,200	—	—	$833,742
	10/05/06	—	—	—	—	18,200	$45.81	223,127
G.E. Muenster	10/05/06	13,000	65,000	130,000	—	—	—	—
	10/05/06	—	—	—	5,050	—	—	231,341
	10/05/06	—	—	—	—	5,050	45.81	61,911
A.S. Barclay	10/05/06	9,500	47,500	95,000	—	—	—	—
	10/05/06	—	—	—	3,450	—	—	158,045
	10/05/06	—	—	—	—	3,450	45.81	42,296

(1)	Represent fiscal 2007 threshold, target and maximum opportunities under the Company’s annual Incentive Compensation Plan (“ICP”) for Executive Officers. See “Compensation Discussion and Analysis”.

(2)	Represent performance-accelerated restricted shares (“PARS”) that will vest if the executive officer continues in the employment of the Company through the employment service period ending on September 30, 2011. However, 50% and 100% of these shares may be earned earlier, between October 1, 2008 and September 30, 2011, if stock price targets of $59 and $63, respectively, are met and will vest on March 31 of the year following the end of the fiscal year in which the target is achieved if the executive officer is still in the employ of the Company. Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All awards provide for acceleration of vesting in the event of a change of control of the Company. Dividends, if any, will not be paid prior to the vesting and distribution of the shares. See “Compensation Discussion and Analysis”.

(3)	These stock option grants are non-transferrable, have a term of five years from the date of grant, and have an exercise price equal to 100% of the closing price of the Common Shares on the date of grant. The options are exercisable as follows: one-third of the options granted may be exercised on or after one year after the date of grant, one-third on or after two years after the date of grant, and one-third on or after three years after the date of grant. In the event of a change of control of the Company, 100% of the options granted immediately vest. The expiration date of these options is 10/05/2011.

(4)	Estimated fair values of PARS were based upon the fair market value of $45.81 per share on the date of award.

(5)	Estimated fair values for stock options were based on the Black-Scholes option pricing model, a mathematical formula used to value options traded on stock exchanges. The following assumptions were used in applying the model to calculate the values: expected future stock price volatility rate of 27.24%; risk-free rate of return of 4.58% for the option term; annual dividend yield of 0%; and an expected term of three and one-half years. No adjustments have been made for non-transferability or risk of forfeiture. The actual value of the options will depend on the market price of the shares on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal year 2007 for the executive officers regarding outstanding awards of unexercised stock options and unvested performance-accelerated restricted stock.

		Option Awards				Stock Awards(1)
		Number of	Number of					Market
		Securities	Securities			Number of		Value of
		Underlying	Underlying			Shares		Shares or
		Unexercised	Unexercised	Option		or Units of		Units of
		Options:	Options:	Exercise	Option	Stock That		Stock
		Exercisable	Unexercisable	Price	Expiration	Have Not		That Have
Name	Grant Date	(#)	(#)	($)	Date	Vested (#)		Not Vested ($)

V.L. Richey, Jr.(2)	05/07/98	3,400	—	$9.610	05/07/2008	—		—
	11/11/99	4,384	—	5.810	11/11/2009	—		—
	10/16/00	18,000	—	8.610	10/16/2010	—		—
	10/17/01	28,000	—	12.640	10/17/2011	—		—
	08/05/02	60,000	—	14.520	08/05/2012	—		—
	05/05/04	25,400	—	24.750	05/05/2009	—		—
	10/04/04	10,400	5,200	35.180	10/04/2009	—		—
	11/09/05	5,016	10,034	42.985	11/09/2010	—		—
	10/05/06	—	18,200	45.810	10/05/2011	—		—
	10/04/04	—	—	—	—	15,600	(3)	$518,544
	11/09/05	—	—	—	—	15,050	(4)	500,262
	10/05/06	—	—	—	—	18,200	(5)	604,968
G.E. Muenster(6)	02/09/99	24,000	—	$5.390	02/09/2009	—		—
	11/11/99	10,000	—	5.810	11/11/2009	—		—
	10/16/00	12,000	—	8.610	10/16/2010	—		—
	10/17/01	9,576	—	12.640	10/17/2011	—		—
	08/05/02	9,946	—	14.520	08/05/2012	—		—
	05/05/04	6,800	—	24.750	05/05/2009	—		—
	10/04/04	4,265	2,135	35.180	10/04/2009	—		—
	11/09/05	1,500	3,000	42.985	11/09/2010	—		—
	10/05/06	—	5,050	45.810	10/05/2011	—		—
	10/04/04	—	—	—	—	6,400	(3)	$212,736
	11/09/05	—	—	—	—	4,500	(4)	149,580
	10/05/06	—	—	—	—	5,050	(5)	167,862
A.S. Barclay(7)	02/09/99	7,600		$5.390	02/09/2009	—		—
	11/11/99	30,000		5.810	11/11/2009	—		—
	10/16/00	9,216		8.610	10/16/2010	—		—
	10/17/01	16,000		12.640	10/17/2011	—		—
	08/05/02	13,000		14.520	08/05/2012	—		—
	05/05/04	5,600		24.750	05/05/2009	—		—
	10/04/04	3,066	1,534	35.180	10/04/2009	—		—
	11/09/05	1,133	2,267	42.985	11/09/2010	—		—
	10/05/06	—	3,450	45.810	10/05/2011	—		—
	10/04/04	—	—	—	—	4,600	(3)	$152,904
	11/09/05	—	—	—	—	3,400	(4)	113,016
	10/05/06	—	—	—	—	3,450	(5)	114,678

(1)	Achievement of stock price target levels for acceleration of earning is determined based on the average stock price over a period of thirty consecutive trading days. All awards provide for acceleration of vesting in the event of a change of control of the Company. Dividends, if any, will not be paid prior to the vesting and distribution of the shares.

(2)	The options that were granted on October 4, 2004 and remained unexercisable as of September 30, 2007 fully vested on October 4, 2007. One-third of the options granted on November 9, 2005, or 5,017 shares, vested on November 9, 2007 with the remaining 5,017 options scheduled to vest on November 9, 2008. One-third of the options granted on October 5, 2006 (total grant — 18,200) were scheduled to vest on October 5, 2007, 2008 and 2009, respectively.

(3)	Shares of performance-accelerated restricted stock granted on 10/04/04 were earned on October 1, 2006 by achieving an average stock price greater than the stock price target of $37.50 per share. These shares will vest and be distributed on April 1, 2008 if the executive officer continues employment through March 31, 2008.

(4)	Shares of performance-accelerated restricted stock granted 11/09/05 will vest if the executive officer continues in the employment of the Company through September 30, 2010. Earlier earning of 50% and 100% of the stock awards may be achieved if stock price targets of $50 and $55, respectively, are achieved between October 1, 2008 and September 30, 2010. These shares will vest and be distributed on March 31 of the year following the end of the fiscal year in which the target is achieved if the executive officer is still in the employ of the Company.

(5)	Shares of performance-accelerated restricted stock granted 10/05/06 will vest if the executive officer continues in the employment of the Company through September 30, 2011. Earlier earning of 50% and 100% of the stock awards may be achieved if stock price targets of $59 and $63, respectively, are achieved betweeen October 1, 2008 and September 30, 2011. These shares will vest and be distributed on March 31 of the year following the end of the fiscal year in which the target is achieved if the executive officer is still in the employ of the Company.

(6)	The options that were granted on October 4, 2004 and remained unexercisable as of September 30, 2007 fully vested on October 4, 2007. One-third of the options granted on November 9, 2005, or 1,500, shares, vested on November 9, 2007 with the remaining 1,500 options scheduled to vest on November 9, 2008. One-third of the options granted on October 5, 2006 (total grant — 5,050 shares) were scheduled to vest on October 5, 2007, 2008 and 2009, respectively.

(7)	The options that were granted on October 4, 2004 and remained unexercisable as of September 30, 2007 fully vested on October 4, 2007. One-third of the options granted on November 9, 2005, or 1,133 shares, vested on November 9, 2007 with the remaining 1,134 options scheduled to vest on November 9, 2008. One-third of the options granted on October 5, 2006 (total grant — 3,450 shares) were scheduled to vest on October 5, 2007, 2008 and 2009, respectively.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding, in the aggregate, stock options exercised and performance-accelerated restricted stock vesting during fiscal year 2007.

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares	Value	Shares	Realized
	Acquired on	Realized on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)

V.L. Richey, Jr.	—	—	12,000	$539,400
G.E. Muenster	—	—	4,800	215,760
A.S. Barclay	—	—	3,600	161,820

(1)	Includes 3,894 shares for Mr. Richey, 1,587 shares for Mr. Muenster and 1,226 shares for Ms. Barclay which were not issued, but were settled for cash payment of taxes.

(2)	Based on the closing price of the Common Shares on the vesting date, April 2, 2007, of $44.95.

PENSION BENEFITS

At the time of the 1990 spin-off of the Company by Emerson Electric Co. (“Emerson”), the Company established a Retirement Plan (the “Retirement Plan”) in which the Company’s executive officers as well as other covered employees participate. Prior to the 1990 spin-off, the executive officers (other than Mr. Muenster, who was not then an employee) participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the “Emerson Retirement Plan”). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where any such reductions occur, the Company will pay a retirement supplement to certain executives including the executive officers (other than Mr. Muenster). The SERP was designed to maintain total retirement benefits at the formula level of the Retirement Plan. Effective December 31, 2003, both the Retirement Plan and the SERP were frozen with no increase in benefits accruing to participants.

These plans provide for fixed retirement benefits based on the participant’s credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years through 2003), and applicable Social Security covered compensation calculated as of December 31, 2003, the effective date of the freezing of the plans. Under the current law, the benefits amounts will not be subject to any reduction for Social Security or other offset amounts.

Effective January 1, 2004, the Company modified its existing Employee Savings Investment Plan (an employee benefit plan under section 401(k) of the Internal Revenue Code which is available to substantially all United States employees including the executive officers), through the addition of a Company cash match at a rate of 100% of employee contributions up to 3% of the employee’s eligible compensation, and 50% of employee contributions which are in excess of such 3%, up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code limits. The amounts contributed in fiscal year 2007 by the Company to the executive officers are listed in footnote (4) of the Summary Compensation Table under the heading “Defined Contribution Savings Plan Company Contributions.”

The amounts reported in the table below represent the present value of the accumulated benefit at September 30, 2007 for the executive officers under each plan based upon the assumptions described in footnote (1).

PENSION BENEFITS

		Number of	Present Value of
		Years	Accumulated	Payments
		Credited	Benefit	During Last
Name	Plan Name	Service (#)	($)(1)	Fiscal Year ($)

V.L. Richey, Jr.	Retirement Plan	18	$182,723	$0
	SERP	18	75,287	0
G.E. Muenster	Retirement Plan	13	115,671	0
	SERP	0	0	0
A.S. Barclay	Retirement Plan	16	147,481	0
	SERP	16	8,234	0

(1)	The accumulated benefit was frozen as of December 31, 2003. The present value has been calculated assuming that the executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with 60 months certain payment option. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions as described in Note 12 to the financial statements in the Company’s Annual Report for the fiscal year ended September 30, 2007. Specifically, the interest assumption is 6.25% and the post-retirement mortality assumption is based on the RP-2000 combined healthy mortality table for males and females, projected 10 years using Scale AA.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements effective on or about November 1, 1999 with Messrs. Richey and Muenster and Ms. Barclay. These employment agreements were amended to extend until November 2, 2004, and were further amended on May 5, 2004 to provide for automatic renewal after November 2, 2004 for subsequent one year periods unless a six month notice of non-renewal is given by the Company or the executive.

The employment agreements provide for a base salary of not less than their fiscal year 1999 base salary, as increased in accordance with the Company’s compensation policy, and an annual bonus in accordance with the Performance Compensation Plan. These executives are also entitled to participate in any stock options, restricted stock or performance shares awards and other compensation as the Company’s Human Resources and Compensation Committee shall determine. They are also entitled to participate in all employee benefit programs of the Company applicable to senior executives, and the Company will continue to provide certain perquisites, including financial planning, an automobile allowance and club memberships.

The Company has the right to terminate the employment of the executive officers at any time upon thirty days notice for cause or without cause, and these executives have the right to resign at any time upon thirty days notice. Cause is defined in the agreements as an executive’s willful failure to perform his duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive committed fraud, embezzlement, theft or misappropriation against the Company. If an executive’s employment is terminated by the Company other than for cause, or if an executive terminates his employment following certain actions by the Company, such as failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate, the executive will be entitled to receive certain compensation and benefits. In the case of such a termination, Mr. Richey will receive for two years, and Mr. Muenster and Ms. Barclay will receive for one year: (i) the continuation of their then-current base salary and bonus (bonus calculated using the annual percentage of base salary under the Performance Compensation Plan for the last fiscal year prior to termination), (ii) immediate vesting of outstanding stock options and immediate vesting and payout of earned performance-accelerated restricted shares, and (iii) continuation of employee benefits and perquisites for the period of base salary continuation. If an executive’s employment is terminated in connection with a Change of Control (as defined), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a specific period from soliciting employees of the Company and from soliciting customers or distributors of the Company.

SEVERANCE PLAN

The Company has established a Severance Plan covering the executive officers. Under the Plan, following an occurrence of a Change of Control, each of the executive officers will be entitled to be employed by the Company for a three year employment period during which he or she will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, and a minimum annual bonus based on the average of his or her bonuses during the last five preceding fiscal years, disregarding the highest and lowest such years, and (ii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control. During this employment period, if the executive officer’s employment is terminated by the Company other than for cause, death or disability, or the executive officer terminates his or her employment for good reason following certain actions by the Company, such as materially failing to comply with the provisions of the Plan, materially reducing his or her responsibilities or requiring him or her to relocate, he or she will be entitled to receive, among other things: (i) two times his or her minimum annual base salary and annual bonus, as defined in the Plan, and (ii) the continuation of his or her employee benefits for two years. Change of Control is defined to include (1) an acquisition of beneficial ownership of at least 20% of the common stock or voting power of the Company, (2) a change in the majority of Board members except as a result of the election of directors approved by the Board of Directors, or (3) a merger, reorganization or similar type of transaction after which there is a greater than 50% change in beneficial ownership of the common stock of the Company. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officer(s) at least one year prior to the occurrence of a Change of Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The information and tables below reflect the compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment following a change of control or other termination of employment. The tables reflect the additional compensation and benefits to be provided to the executive officer because of such termination of employment. Compensation and benefits that would be provided regardless of such termination are described in the footnotes. The amounts shown assume that such termination was effective as of the close of business on September 30, 2007, the end of the Company’s last fiscal year. The actual amounts to be paid would only be determinable at the time of the actual termination of employment.

PAYMENTS/BENEFITS FOLLOWING A CHANGE OF CONTROL

Under the Severance Plan described above, assuming that both a Change of Control and the termination of the employment of the executive officer by the Company other than for cause, death or disability or by the executive officer for good reason occurred on September 30, 2007, the executive officer would be entitled to a lump sum payment of two times his or her minimum annual base salary and annual bonus as defined in the Severance Plan. The executive officer also would be entitled to the continuation for two years of all medical, hospitalization, disability, dental, life insurance, club membership and automobile benefits as favorable as those to which he or she was entitled on the date of termination, or reimbursement for the cost thereof. In addition, the executive officer’s stock options would vest and become exercisable and his or her earned and unearned shares of performance-accelerated restricted stock would vest and be distributed, as provided in the award agreements.

PAYMENTS/BENEFITS UPON DEATH OR DISABILITY

The Company has employment agreements with each of the executive officers which are described above. Assuming the executive officer’s employment was terminated because of death or disability, under the employment agreement he or she would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable. In addition, the executive officer’s vested stock options would remain exercisable for three months in the case of death and for one year in the case of disability.

PAYMENTS/BENEFITS UPON TERMINATION WITH GOOD REASON BY THE EMPLOYEE OR WITH NO REASON BY THE COMPANY

Assuming the executive officer terminated his or her employment for good reason following certain actions by the Company or the Company terminated his or her employment for reasons other than cause, death or disability, under the employment agreement the Company would continue to pay his or her base salary, bonus and benefits for two years for Mr. Richey and one year for Mr. Muenster and Ms. Barclay. In addition, the executive officer’s outstanding stock options would vest and become exercisable and his or her earned but unvested shares of performance accelerated restricted stock would vest and be distributed. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a specified period. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

PAYMENTS UPON TERMINATION WITHOUT GOOD REASON

Assuming the executive officer terminated his or her employment without good reason, he or she would not be entitled to payment of continued compensation or benefits. The Human Resources and Compensation Committee of the Board of Directors could agree, in its discretion, to permit the executive officer to exercise his or her vested stock options for three months after such termination.

PAYMENTS UPON TERMINATION WITH CAUSE

Assuming the executive officer’s employment was terminated by the Company with cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits. The Human Resources and Compensation Committee of the Board of Directors could agree, in its discretion, to permit the executive officer to exercise his or her vested stock options for three months after such termination.

Incremental Compensation in the Event of Termination as a Result of the Following Events:

Victor L. Richey, Jr.

					Termination by
					Employee w/ good		Termination by
					Reason or by		Employee	Termination
	Change of				Employer w/ No		Without	by Employer
Pay Element	Control		Death	Disability	Reason		Good Reason	With Cause

Cash Compensation
Base Salary	$1,190,000		$0	$0	$1,190,000		$0	$0
Bonus	$828,240	(1)	$0	$0	$790,000	(2)	$0	$0

Total Cash Compensation	$2,018,240		$0	$0	$1,980,000		$0	$0
Stock and Option Award Opportunities
Stock Options(3)	$0		$0	$0	$0		$0	$0
Perf Accelerated Restricted Stock(4)
- Earned	$518,544		$0	$0	$518,544		$0	$0
- Unearned (accelerated)	$1,105,230		$0	$0	$0		$0	$0

Total Awards	$1,623,774		$0	$0	$518,544		$0	$0
Total Direct Compensation	$3,642,014		$0	$0	$2,498,544		$0	$0
Benefits(5)
Broad-Based Benefits	$32,536		$0	$0	$2,012		$0	$0
Retirement Benefits	$0		$0	$0	$0		$0	$0
Other Executive Benefits / Perquisites	$90,514		$0	$0	$98,451		$0	$0

Total Benefits	$123,050		$0	$0	$100,463		$0	$0
Total Incremental Pay	$3,765,064		$0	$0	$2,599,007		$0	$0

G. E. Muenster

					Termination by
					Employee w/ good		Termination by
					Reason or by		Employee	Termination
	Change of				Employer w/ No		Without	by Employer
Pay Element	Control		Death	Disability	Reason		Good Reason	With Cause

Cash Compensation
Base Salary	$620,000		$0	$0	$310,000		$0	$0
Bonus	$282,720	(1)	$0	$0	$130,000	(2)	$0	$0

Total Cash Compensation	$902,720				$440,000		$0	$0
Stock and Option Award Opportunities
Stock Options(3)	$0		$0	$0	$0		$0	$0
Perf Accelerated Restricted Stock(4)
- Earned	$212,736		$0	$0	$212,736		$0	$0
- Unearned (accelerated)	$317,442		$0	$0	0		$0	$0

Total Awards	$530,178		$0	$0	$212,736		$0	$0
Total Direct Compensation	$1,432,898		$0	$0	$652,736		$0	$0
Benefits(5)
Broad-Based Benefits	$30,292		$0	$0	$3,424		$0	$0
Retirement Benefits	$$0		$0	$0	0		$0	$0
Other Executive Benefits/Perquisites	$74,086		$0	$0	$51,678		$0	$0

Total Benefits	$104,378		$0	$0	$55,102		$0	$0
Total Incremental Pay	$1,537,276		$0	$0	$707,838		$0	$0

Alyson S. Barclay

					Termination by
					Employee w/ good		Termination by
					Reason or by		Employee	Termination
	Change of				Employer w/ No		Without	by Employer
Pay Element	Control		Death	Disability	Reason		Good Reason	With Cause

Cash Compensation
Base Salary	$450,000		$0	$0	$225,000		$0	$0
Bonus	$206,100	(1)	$0	$0	$95,000	(2)	$0	$0

Total Cash Compensation	$656,100		$0	$0	$320,000		$0	$0
LTI Award Opportunities
Stock Options(3)	$0		$0	$0	$0		$0	$0
Perf Accelerated Restricted Stock(4)
- Earned	$152,904		$0	$0	$152,904		$0	$0
- Unearned (accelerated)	$227,694		$0	$0	$0		$0	$0

Total LTI Awards	$380,598		$0	$152,904	$0		$0
Total Direct Compensation	$1,036,698		$0	$0	$472,904		$0	$0
Benefits(5)
Broad-Based Benefits	$39,056		$0	$0	$5,040		$0	$0
Retirement Benefits	$0		$0	$0	$0		$0	$0
Other Executive Benefits/Perquisites	$81,216		$0	$0	$55,642		$0	$0

Total Benefits	$120,272		$0	$0	$60,682		$0	$0
Total Incremental Pay	$1,156,970		$0	$0	$533,586		$0	$0

*	Discretionary

FOOTNOTES TO ABOVE THREE TABLES

(1)	As provided by the Severance Plan, the amount shown represents: (a) the average of the percentages of the annual bonus awards from fiscal 2003 through fiscal 2007 (after disregarding the highest and lowest percentages), multiplied by (b) two times the fiscal 2007 base salary. The amount shown does not include the amount of the annual bonus payable for fiscal 2007, which would be paid in any event.

(2)	As provided by the executive officer’s employment agreement, the amount shown represents the annual short-term bonus target percentage of total cash compensation for fiscal 2006 multiplied by two for Mr. Richey and by one for Mr. Muenster and Ms. Barclay.

(3)	The amount shown is $0 because the exercise price of all of the executive officer’s unvested stock options which would become vested is higher than the closing market price of $33.24 of the Company’s common stock on September 28, 2007. This does not include fully vested options held by the executive officer. The difference between the exercise price of such options and the closing market price of $33.24 of the Company’s common stock on September 28, 2007, for all fully vested options held by the executive officer on September 30, 2007, was $2,490,529 in the case of Mr. Richey; $1,656,553 in the case of Mr. Muenster; and $1,865,063 in the case of Ms. Barclay. See “Outstanding Equity Awards at Fiscal Year-End.”

(4)	Represents earned and unearned shares that would be accelerated and distributed, based on the closing market price of $33.24 of the Company’s common stock on September 28, 2007.

(5)	The amounts shown for Benefits represent the actual benefit cost in fiscal year 2007 multiplied by two for Mr. Richey and by one for Mr. Muenster and Ms. Barclay. Included in the Total Benefits are auto, club, financial planning, broad-based benefits (health insurance and disability premiums) and club tax gross up. In addition, an estimated outplacement fee of $15,000 is included.

Security Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of Common Shares beneficially owned by the directors and executive officers of the Company as of December 7, 2007. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

	Number of		Percent of
	Common Shares		Outstanding
Name of Beneficial Owner	Beneficially Owned(1)		Common Shares

A.S. Barclay	186,794		(2)
J.M. McConnell	22,094	(3)	(2)
G.E. Muenster	176,598		(2)
V.L. Richey, Jr.	324,602		1.3%
L.W. Solley	14,150		(2)
J.M. Stolze	23,000	(4)	(2)
D.C. Trauscht	14,000		(2)
J.D. Woods	9,816		(2)
All directors and executive officers as a group (8 persons)	771,054		3.0%

(1)	Includes the following Common Shares covered by employee stock options which the individual has the right to acquire within 60 days after December 7, 2007: Ms. Barclay 89,432, Mr. Muenster 83,405, Mr. Richey 170,883, and all directors and executive officers as a group 343,720.

(2)	The percentage of total outstanding Common Shares beneficially owned by this individual does not exceed 1%.

(3)	Includes 8,240 stock equivalents credited to Mr. McConnell’s deferred compensation account under the Compensation Plan for Non-Management Directors.

(4)	Includes 17,400 stock equivalents credited to Mr. Stolze’s deferred compensation account under the Compensation Plan for Non-Management Directors.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company to beneficially own more than five percent of the outstanding Common Shares:

	Number of	Percent
Name and Address of	Common Shares	of Outstanding
Beneficial Owner	Beneficially Owned	Common Shares

Columbia Wanger Asset Management, L.P.	3,788,200(1)	14.7%
227 West Monroe, Suite 3000 Chicago, IL 60606
T. Rowe Price Associates, Inc.	2,586,040(2)	10.0%
100 East Pratt Street Baltimore, MD 21202
Waddell & Reed Investment Management Company and Ivy Investment Management Company	2,542,200(3)	9.9%
6300 Lamar Ave. Shawnee Mission, KS 66201
Jeffrey L. Gendell and Tontine Capital Management L.L.C., et al	2,457,690(4)	9.5%
55 Railroad Ave., Third Floor Greenwich, Ct 06830

(1)	Based on information provided by Columbia Wanger Asset Management, L.P. (“CWAM”), an investment advisor to the following registered owners: Columbia Acorn Fund, 2,200,000 shares; Columbia Acorn USA, 650,300 shares; Oregon State Treasury, 200,000 shares; Wanger Advisors Trust US Smaller Companies,

527,300 shares; Wanger Investment Company PLC, US Smaller Companies, 90,000 shares; Fairfax County Employees’ Retirement, 37,000 shares; Fleet Bank Pension, 29,400 shares; Optimum Small Cap Growth, 40,200 shares; New America Small Caps, 14,000 shares. CWAM and its general partner, WAM Acquisition G.P., hold shared voting power and investment power with the registered owners as to the 3,788,200 shares.

(2)	Based on information contained in Schedule 13G under the Securities Exchange Act of 1934 dated August 31, 2007 filed by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Fund, Inc. (which owns 1,450,000 shares, representing 5.6% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on information provided by Waddell & Reed, who holds sole voting and investment powers as to all shares.

(4)	Based on information contained in Schedule 13G/A dated July 5, 2007 filed by Jeffrey L. Gendell and the associated entities listed below. Mr. Gendell beneficially owns 2,457,690 shares and has shared voting and disposition power for 2,457,690 shares. Tontine Overseas Associates, L.L.C. beneficially owns 491,590 shares and has shared voting and disposition power for 491,590 shares. Tontine Capital Partners, L.P. beneficially owns 1,966,100 shares and has shared voting and disposition power for 1,966,100 shares. Tontine Capital Management, L.L.C. beneficially owns 1,966,100 shares and has shared voting and disposition power for 1,966,100 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2007, all Section 16(a) reports applicable to its officers, directors and greater than ten percent beneficial owners were timely filed.

II.  PROPOSAL TO APPROVE THIRD AMENDMENT TO 2004 INCENTIVE
COMPENSATION PLAN, FOURTH AMENDMENT TO 2001 STOCK INCENTIVE
PLAN, AND AMENDMENT TO 1999 STOCK OPTION PLAN.

The Board of Directors unanimously recommends a vote FOR approval of the amendments to the plans listed in the above caption, as described below.

Introduction

On October 4, 2007, the Human Resources and Compensation Committee adopted, subject to shareholder approval, certain amendments to the Company’s 2004 Incentive Compensation Plan, 2001 Stock Incentive Plan, and 1999 Stock Option Plan (collectively, the “Plans) to expand the class of employees eligible to receive stock option and stock appreciation rights (“SARs”) under each Plan. Under the terms of the Plans prior to these amendments, eligibility for such awards was limited to key officers, managers and professional employees of the Company. Under these amendments to the Plans, the class of employees eligible to receive stock options and SARs includes all full-time and part-time employees of the Company and its subsidiaries, but does not include temporary employees or non-employee directors of the Company. Stockholders are being asked to approve these amendments because the Company has determined that it is in its best interests and in the best interests of its employees to expand to virtually all employees the opportunity to receive options and SARs as reward and recognition of good performance.

Specifically, Stockholders are being asked to approve these amendments to change the first two sentences of the “Eligibility” section of each Plan (Section 5 in the 1999 Plan and Section 6 in each of the 2001 and 2004 Plans) to read: “Stock Options and SARs may be granted to full-time and part-time employees of the Company or its subsidiaries. The term ’employee’ does not include temporary employees nor directors who are not also employees of the Company or its subsidiaries.”

Currently, only a limited number of employees, including the three executive officers, are eligible to be awarded grants of stock options and SARs under the existing terms of each Plan. Approximately 295 employees currently hold stock options under the Plans. The amendments to the Plans would expand this class of eligible employees, and approximately 2,700 employees, including the three executive officers, would be eligible to receive stock options and SARs under the Plans as amended.

The amendments do not change eligibility for awards under the Plans other than stock options and SARs.

The last reported sale price of the Company’s Common Shares, as reported on the New York Stock Exchange on December 7, 2007, was $40.02 per share.

The following describes the material terms of the Plans, which have been filed as exhibits to the Company’s reports filed with the Securities and Exchange Commission. This description is only a summary of the Plans and is qualified by reference to the full text of the Plans and to the complete texts of the proposed amendments to the Plans set forth in Appendices A, B and C to this proxy statement.

2004 Incentive Compensation Plan

At the annual meeting on February 5, 2004, the Company’s Stockholders approved the 2004 Incentive Compensation Plan, which since been amended (as so amended, the “2004 Plan”). The stated purpose as set forth in Section 1 of the 2004 Plan is to “(a) attract and retain executive, managerial and other salaried employees; (b) motivate participants to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar businesses; and, (d) in the case of stock-based awards, further align participants’ interests with those of the Stockholders through compensation that is based on the Company’s common stock.” The proposed Third Amendment to the 2004 Plan deletes the word “salaried” from Section 1(a) above, and expands the class of employees eligible to receive stock options and SARs under the 2004 Plan by amending Section 6 as described in the “Introduction” above.

The 2004 Plan permits the granting of a variety of stock-based awards and cash to facilitate effective incentive arrangements, subject to the limits on the number of shares specified for certain types of awards. The Committee may grant awards under the 2004 Plan in the form of stock options, SARs, performance shares, restricted stock, other stock-based awards and long term incentive awards. Awards other than stock options and SARs may be granted only to full time employees (or such other employees as the Company may determine) of the Company or its subsidiaries who are determined by the Committee to be senior management personnel important to the future success of the Company.

The Committee shall be constituted to comply with Rule 16b-3 under the Exchange Act, or any successor to such Rule, and the requirements of the New York Stock Exchange or other applicable exchange. In addition, the Committee shall consist solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code (the “Code”). The Committee may delegate to the Company’s chief executive officer the authority to grant stock options of up to 5,000 Common Shares each (and 50,000 per year in the aggregate) to employees who are not reporting persons under Section 16 of the Exchange Act or covered employees (as defined in Section 162(m) of the Code).

As of December 7, 2007, there were 1,493,098 Common Shares available for future awards under the 2004 Plan. Up to 600,000 of these shares may be used for performance shares, restricted stock and any other awards wherein actual shares of common stock are distributed without any payment by the participant.. No determinations have been made as to whom awards will be made in the future. The Company may, in its discretion, use Common Shares held in treasury in lieu of authorized but unissued Common Shares. The number of shares with respect to which stock options and SARs may be granted to any individual during any calendar year may not exceed one hundred thirty-five thousand (135,000) shares.

The number of Common Shares allocated to the 2004 Plan shall be adjusted to reflect any subsequent stock dividends, stock splits and similar matters affecting the number of outstanding Common Shares. In the event an award of shares is canceled due to termination of a participant’s employment, failure to meet performance objectives, or any other reason, the Committee may again use the shares related to the canceled award for the granting of subsequent awards. If any stock option expires or terminates without having been exercised in full, the unpurchased shares subject to such option will again be available for awards under the 2004 Plan. Any shares tendered in exercise of a stock option will be available for awards under the 2004 Plan.

Stock Options and SARs

Under the terms of the 2004 Plan prior to the amendment for which shareholder approval is being sought, stock options and SARs could be granted only to key officers, managers and professional employees of the Company or its subsidiaries. See “Introduction” above for a description of this amendment to the “Eligibility” section of the 2004 Plan.

The Committee has plenary authority to determine the terms and provisions of each stock option and SAR agreement (which need not be identical). The purchase price under each stock option may not be less than 100% of the fair market value of the Common Shares at the time of the grant. Effective October 5, 2006, the Committee determined that such fair market value would thereafter be considered to be the closing price of the Common Shares as traded on the New York Stock Exchange on the day the option is granted. The 2004 Plan provides that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate. The Committee may not, without Stockholder approval, reprice stock options by lowering the exercise price of outstanding options.

The purchase price is to be paid in full upon the exercise of the stock option, either (i) in cash, (ii) by the tender to the Company (either actually or by attestation) of Common Shares owned by the optionee for at least six (6) months, having a fair market value equal to the cash exercise price of the stock option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) such other methods determined by the Committee; provided, that no Common Shares may be tendered in exercise of an incentive stock option if such shares were acquired by the optionee through the exercise of an incentive stock option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior incentive stock option was granted. In addition, the optionee may effect a “cashless exercise” of a stock option in lieu of paying the stock option price in cash or Common Shares owned by the optionee by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

The term of each option will be not more than five years from the date of grant. Subject to limitations set out below, options will be exercisable at such time or times as the Committee in each instance approves, which need not be uniform for all options. The maximum aggregate fair market value of the Common Shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

Under the 2004 Plan, at the time an option is granted, the Committee, in its discretion, may grant to an optionee an alternative SAR with respect to all or any part of the number of shares covered by his unexercised option. An optionee who also holds a SAR may, in lieu of exercising the option, exercise the SAR. Upon exercise of the SAR, the optionee will be paid in cash, Common Shares or any combination thereof an amount equal to the excess of the fair market value of one share on the date of exercise over the per share exercise price for the option in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. The Committee will determine the form of payment of the SAR. Each SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding option may be exercised.

Stock options and SARs will not generally be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. However, the Committee may permit an option which is not an incentive stock option to be transferred to a member or members of the option holder’s immediate family, or to a trust for the benefit of such immediate family member(s), or to a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an option holder’s immediate family means the option holder’s spouse, children and grandchildren.

An option or SAR must be exercised prior to the termination of employment, except as follows: if employment is terminated with the approval of the Company, the Committee in its discretion may permit the option or SAR to be exercised, to the extent it was exercisable at the date of termination, within three months after such termination (one year in the case of termination on account of retirement on or after age 60 (“Retirement”)); if employment is terminated on account of disability, the option or SAR may be exercised, to the extent it was exercisable at the date of termination, within one year thereafter; in the event of death of the optionee while employed by the Company or (if the Committee has permitted an extension as provided above) within three months after termination of employment (or one year in the case of termination due to disability or Retirement), the option or SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no case may an option or SAR be exercised after five (5) years, or such shorter period as specified by the stock option agreement, from the date of grant of the option.

Performance Share Awards

An award of performance shares represents the right of the participant to receive Common Shares (or equivalent value) if specified performance objectives and, in some cases, additional service requirements are achieved. The performance objectives may be established and adjusted from time to time by the Committee, subject to the criteria set forth under “Performance Criteria” below, and need not be the same for all participants.

The earnout of performance share awards will be contingent upon the achievement of performance programs established by the Committee. Each program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. Participation in a specific program and the terms of the corresponding performance share award will be specified in a notice of award delivered to the participant at the time of the award. The Committee may also establish additional service requirements in order for payment of an earned portion of the award to be made.

The amount which a participant will be entitled to receive during the performance period will be the applicable percentage of the award with respect to which the targeted performance objectives were met, as determined by the Committee, or there may be such other form of distribution as the notice of award may specify. Distribution may be made in Common Shares, or equivalent value of Common Shares as determined by the Committee. The Company is authorized to withhold from any such distribution an amount (including Common Shares) necessary to satisfy income tax withholding requirements in respect of such distribution.

Unless otherwise determined by the Committee, in order to receive distribution of performance share awards, a participant must have been continuously employed by the Company or a subsidiary for such period as the Committee may determine, subject to the proration of distribution at the discretion of the Committee in the event of retirement or termination of employment due to death, disability or otherwise.

Restricted Stock Awards

The Committee may also grant restricted stock awards, including but not limited to performance-accelerated restricted stock. A restricted stock award entitles the participant to receive Common Shares that vest upon continued employment for a specified period. A performance-accelerated restricted stock award entitles the participant to earn Common Shares upon the achievement of specified performance criteria, as the Committee may establish. Vesting of performance-accelerated restricted stock is contingent on continued employment for a specified period after the shares are earned, and may also be subject to limitations on the number of shares that can vest in the first, or first and second, fiscal years after the award. However, awards not earned by performance criteria achievement will nevertheless vest and be distributed at the end of the employment period established for the award, provided the recipient continues in the employment of the Company.

The terms and conditions of restricted stock awards shall be determined by the Committee, including those under which a participant shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which, as of the record date of such dividend, have been awarded but not delivered to the participant. Any such dividend equivalents shall be paid to the participant awarded the restricted stock at the time the shares to which the dividend equivalents apply are delivered to the participant. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive shares being held pursuant to the terms of the restricted stock award shall lapse.

Other Stock-Based Awards

The Committee may from time to time grant other stock-based awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in Common Shares, stock units, securities convertible into Common Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable agreement for, the terms and conditions of such other stock-based awards. The Committee may, in its sole discretion, direct the Company to issue Common Shares in respect of other stock-based awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

Long Term Incentive Awards

Long term incentive awards provide for the payment of cash if certain performance targets are met over a specified performance period. Each performance target and period shall be set forth in the relative agreement, which need not be uniform for all participants.

Performance Criteria

The performance criteria for performance share awards, restricted stock awards, other stock-based awards and long term incentive awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code) (a “162(m) Award”), shall consist of objective tests based on one or more of the following: earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/ or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety; environment; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; NOPAT (net operating profit after tax) margin; GOPAT (gross operating profit after tax); net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percents; EPS growth percents; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Satisfaction of common stock ownership guidelines may also be a prerequisite to payment. If the applicable performance criteria under a 162(m) Award are not achieved for a given performance period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

Amendment and Termination of 2004 Plan

The Board of Directors or the Committee may at any time terminate the 2004 Plan or amend the 2004 Plan; provided that no amendment shall be made without the approval of the Stockholders if such amendment would increase the number of Common Shares which may be granted under the 2004 Plan, or change the class of employees to whom awards may be granted, or withdraw the Committee’s authority to administer the 2004 Plan. Pursuant to the listing standards of the New York Stock Exchange, any material revisions to the 2004 Plan may require approval of the Stockholders.

The 2004 Plan will terminate on October 15, 2013, but stock options, SARs, performance share awards or other stock-based awards outstanding at the termination of the 2004 Plan shall continue in accordance with their terms and shall not be affected by such termination.

2001 Stock Incentive Plan

At the annual meeting on February 8, 2001, the Company’s Stockholders approved the 2001 Stock Incentive Plan, which has since been amended (as so amended, the “2001 Plan”). The stated purpose as set forth in Section 1 of the 2001 Plan is to “(a) attract and retain executive, managerial and other salaried employees; (b) motivate participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar businesses; and, (d) further align a participants’ interest with those of the Company’s stockholders through compensation that is based on the Company’s stock.” The proposed Fourth Amendment to the 2001 Plan deletes the word “salaried” from Section 1(a) above, and expands the class of employees eligible to receive stock options and SARs under the 2001 Plan by amending Section 6 as described in the “Introduction” above.

The 2001 Plan permits the granting of a variety of stock-based awards to facilitate formulation of effective incentive arrangements, subject to the limits on the number of shares specified for certain types of awards. To accomplish this purpose, the Committee may grant awards under the 2001 Plan in the form of stock options, SARs and performance shares, as well as other stock-based awards which may be earned by achieving performance objectives, service requirements and/or other criteria as determined by the Committee. Awards other than stock options and SARs may be granted only to full time employees (or such other employees as the Company may determine) of the Company or its subsidiaries who are determined by the Committee to be senior management personnel important to the future success of the Company. The Committee may delegate to the Company’s chief executive officer the authority to grant stock options of up to 5,000 Common Shares each (and 50,000 per year in the aggregate) to employees who are not reporting persons under Section 16 of the Exchange Act or covered employees (as defined in Section 162(m) of the Code).

As of December 7, 2007, there were 203,088 Common Shares available for future awards under the 2001 Plan. Up to 190,517 of these may be used for performance shares, restricted stock and any other awards wherein actual shares of common stock are distributed without any payment by the participant. No determinations have been made as to whom awards will be made in the future. The number of shares with respect to which stock options and SARs may be granted to any individual during any calendar year may not exceed one hundred twenty-five thousand (125,000) shares.

The number of Common Shares allocated in the 2001 Plan shall be adjusted to reflect any subsequent stock dividends, stock splits and similar matters affecting the number of outstanding Common Shares. In the event an award of shares is canceled due to termination of a participant’s employment, failure to meet performance objectives, or any other reason, the Committee may again use such shares for the granting of subsequent awards. If any stock option expires or terminates without having been exercised in full, the unpurchased shares subject to such option will again be available for awards under the 2001 Plan. Any shares tendered in exercise of a stock option will be available for awards under the 2001 Plan.

Performance Share Awards

An award of performance shares represents the right of the participant to receive Common Shares (or equivalent value) if specified performance objectives and/or service requirements are achieved. The performance objectives may be established and adjusted from time to time by the Committee and need not be the same for all participants. The performance objectives may include achievement of specified price levels for the Common Shares, earnings, cash flow, sales, profitability, or any other measure the Committee may adopt.

The earnout of performance share awards will be contingent upon the achievement of performance objectives and/or service requirements established by the Committee. Each program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. Participation in a specific program and the terms of the corresponding performance share award will be specified in a Notice of Award delivered to the participant at the time of the award. The Committee may require participants to own Common Shares representing such percentage of the performance shares awarded as the Committee may determine to be appropriate, and may require the participant to provide proof of such ownership and to report any changes in that ownership during the performance period. The Committee may also establish additional service requirements in order for payment of an earned portion of the award to be made.

The amount which a participant will be entitled to receive during the performance period will be the applicable percentage of the award with respect to which the targeted performance objectives were met, as determined by the Committee. In the event of a “change of control” of the Company (as defined in Section 11(v) of the 2001 Plan), the Committee may change or eliminate any performance objective or service requirement. Distribution may be made in Common Shares, in cash or in any combination thereof as determined by the Committee, but the aggregate number of Common Shares issued under the 2001 Plan may not exceed the number specified above. The Company is authorized to withhold from any such distribution an amount (including Common Shares) necessary to satisfy income tax withholding requirements in respect of such distribution.

Unless otherwise determined by the Committee, in order to receive distribution of performance share awards, a participant must have been continuously employed by the Company or a subsidiary for such period as the Committee may determine, subject to the proration of distribution at the discretion of the Committee in the event of retirement or termination of employment due to death, disability or otherwise.

Stock Options and SARs

Under the terms of the 2001 Plan prior to the amendment for which shareholder approval is being sought, stock options and SARs could be granted only to key officers, managers and professional employees of the Company or its subsidiaries. See “Introduction” above for a description of this amendment to the “Eligibility” section of the 2001 Plan.

The Committee has plenary authority to determine the terms and provisions of each stock option and SAR agreement (which need not be identical). Under the Code, to the extent the aggregate fair market value, determined at the time of grant, of Common Shares with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, such options are treated as non-statutory stock options. The purchase price under each stock option may not be less than 100% of the fair market value of the Common Shares at the time of the grant. Effective October 5, 2006, the Committee determined that such fair market value would thereafter be considered to be the closing price of the Common Shares as traded on the New York Stock Exchange on the day the option is granted. The 2001 Plan provides that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

The purchase price is to be paid in full upon the exercise of the stock option, either (i) in cash, (ii) by the tender to the Company of Common Shares owned by the optionee for at least six (6) months, having a fair market value equal to the cash exercise price of the stock option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) such other methods determined by the Committee; provided, that no Common Shares may be tendered in exercise of an incentive stock option if such shares were acquired by the optionee through the exercise of an incentive stock option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior incentive stock option was granted. In addition, the optionee may effect a “cashless exercise” of a stock option in lieu of paying the stock option price in cash or Common Shares owned by the optionee by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

Under the 2001 Plan, at the time an option is granted, the Committee, in its discretion, may grant to an optionee an alternative SAR with respect to all or any part of the number of shares covered by his unexercised option. The optionee who also holds a SAR may, in lieu of exercising the option, exercise the SAR. Upon exercise of the SAR, the optionee will be paid in cash or Common Shares an amount equal to the excess of the fair market value of one share on the date of exercise over the per share exercise price for the option in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. The Committee will determine the form of payment of the SAR. Each SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding option may be exercised.

The term of each option will be not more than ten years from the date of grant. Subject to limitations set out in the next paragraph, options will be exercisable at such time or times as the Committee in each instance approves, which need not be uniform for all options.

Incentive stock options and SARs will not be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. An option or SAR must be exercised prior to the termination of employment, except as follows: if employment is terminated with the approval of the Company, the Committee in its discretion may permit the option or SAR to be exercised, to the extent it was exercisable at the date of termination, within three months after such termination (one year in the case of Retirement); if employment is terminated on account of disability, the option or SAR may be exercised, to the extent it was exercisable at the date of termination, within one year after such termination; in the event of death of the optionee while employed by the Company or (if the Committee has permitted an extension as provided above) within three months after termination of employment (or one year in the case of termination due to disability or Retirement), the option or SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no case may an option or SAR be exercised after 10 years from the date of grant of the option.

Restricted Stock Awards

The Committee may also grant restricted stock awards, including but not limited to performance-accelerated restricted stock. A restricted stock award entitles the participant to receive Common Shares that vest upon continued employment for a specified period. A performance-accelerated restricted stock award entitles the participant to earn Common Shares upon the achievement of specified performance criteria, as the Committee may establish. Vesting of performance-accelerated restricted stock is contingent on continued employment for a specified period after the shares are earned, and may also be subject to limitations on the number of shares that can vest in the first, or first and second, fiscal years after the award. However, awards not earned by performance criteria achievement will nevertheless vest and be distributed at the end of the employment period established for the award, provided the recipient continues in the employment of the Company.

The terms and conditions of restricted stock awards shall be determined by the Committee, including those under which a participant shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which, as of the record date of such dividend, have been awarded but not delivered to the participant. Any such dividend equivalents shall be paid to the participant awarded the restricted stock at the time the shares to which the dividend equivalents apply are delivered to the participant. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive shares being held pursuant to the terms of the restricted stock award shall lapse.

Other Stock-Based Awards

The Committee may from time to time grant other stock-based awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in Common Shares, stock units, securities convertible into Common Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable agreement for, the terms and conditions of such other stock-based awards. The Committee may, in its sole discretion, direct the Company to issue Common Shares in respect of other stock-based awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

Amendment and Termination of 2001 Plan

The 2001 Plan may be amended by the Committee; provided that no amendment shall be made without the approval of the Stockholders if such amendment would increase the benefits accruing to participants, increase the number of Common Shares which may be granted under the 2001 Plan, or modify the requirements as to eligibility for participation in the 2001 Plan.

The 2001 Plan will terminate on August 9, 2010, but stock options, SARs, Performance Share awards or other stock-based awards outstanding at the termination of the 2001 Plan shall continue in accordance with their terms and shall not be affected by such termination.

1999 Stock Option Plan

At the annual meeting on February 9, 1999, the Company’s Stockholders approved the 1999 Stock Option Plan, which has since been amended (as so amended, the “1999 Plan”), under which the Company currently may grant to key management employees of the Company and its subsidiaries options to purchase Common Shares and alternative SARs with respect to all or any part of the number of shares covered by those options. The stated purpose as set forth in Section 1 of the 1999 Plan is to provide an increased “incentive to, and encourage ownership of the stock of the Company by, certain key officers, managers and professional employees of the Company and its subsidiaries.” The proposed Amendment to the 1999 Plan deletes the words “key officers, managers and professional” from Section 1, and expands the class of employees eligible to participate in the 1999 Plan by amending Section 5 as described in the “Introduction” above.

The 1999 Plan is administered by Committee, which determines the individuals to whom, and the time or times at which, options and SARs are granted and the number of shares subject to each option or SAR. Both incentive stock options and non-statutory stock options may be granted under the 1999 Plan. No more than 70,000 options or SARs may be granted to any individual during any calendar year. The Committee may delegate to the Company’s chief executive officer the authority to grant stock options of up to 5,000 Common Shares each (and 50,000 per year in the aggregate) to employees who are not reporting persons under Section 16 of the Exchange Act or covered employees (as defined in Section 162(m) of the Code).

As of December 7, 2007 a total of 4,144 Common Shares remained available for future awards under the 1999 Plan. No determinations have been made as to whom options will be granted in the future.

In the event of stock dividends, recapitalization or the like, the number of Common Shares allocated to the 1999 Plan shall be appropriately adjusted by the Committee. If any stock option expires or terminates without having been exercised in full, the unpurchased shares subject to such option will again be available for awards under the 1999 Plan. Any shares tendered in exercise of a stock option will be available for awards under the 1999 Plan.

Stock Options and SARs

Under the terms of the 1999 Plan prior to the amendment for which shareholder approval is being sought, stock options and SARs could be granted only to key officers, managers and professional employees of the Company or its subsidiaries. See “Introduction” above for a description of this amendment to the “Eligibility” section of the 1999 Plan.

The Committee has plenary authority to interpret the 1999 Plan to determine the terms and provisions of each option and SAR agreement (which need not be identical) and to make all other determinations in the administration of the 1999 Plan. Under the Code, to the extent the aggregate fair market value, determined at the time of grant, of Common Shares with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, such options are treated as non-statutory stock options. The purchase price under each stock option may not be less than 100% of the fair market value of the Common Shares at the time of the grant. Effective October 5, 2006, the Committee determined that such fair market value would thereafter be considered to be the closing price of the Common Shares as traded on the New York Stock Exchange on the day the option is granted. The 1999 Plan provides that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

The purchase price is to be paid in full upon the exercise of the stock option, either (i) in cash, (ii) by the tender to the Company (either actually or by attestation) of Common Shares owned by the optionee for at least six (6) months, having a fair market value equal to the cash exercise price of the stock option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) such other methods determined by the Committee; provided, that no Common Shares may be tendered in exercise of an incentive stock option if such shares were acquired by the optionee through the exercise of an incentive stock option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior incentive stock option was granted. In addition, the optionee may effect a “cashless exercise” of a stock option in lieu of paying the stock option price in cash or Common Shares owned by the optionee by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

Under the 1999 Plan, at the time an option is granted, the Committee, in its discretion, may grant to an optionee an alternative SAR with respect to all or any part of the number of shares covered by his unexercised option. The optionee who also holds a SAR may, in lieu of exercising the option, exercise the SAR. Upon exercise of the SAR, the optionee will be paid in cash or Common Shares an amount equal to the excess of the fair market value of one share on the date of exercise over the per share exercise price for the option in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. The Committee will determine the form of payment of the SAR. Each SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding option may be exercised.

The term of each option will be not more than 10 years from the date of grant. Subject to limitations set out in the next paragraph, options will be exercisable at such time or times as the Committee in each instance approves, which need not be uniform for all options.

Incentive stock options and SARs will not be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. An option or SAR must be exercised prior to the termination of employment, except as follows: if employment is terminated with the approval of the Company, the Committee in its discretion may permit the option or SAR to be exercised, to the extent it was exercisable at the date of termination, within three months after such termination; if employment is terminated on account of disability, the option or SAR may be exercised, to the extent it was exercisable at the date of termination, within one year after such termination; in the event of death of the optionee while employed by the Company or within three months after termination of employment (or one year in the case of termination due to disability), the option or SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no case may an option or SAR be exercised after 10 years from the date of grant of the option.

If any option expires or terminates without having been exercised in full, the unpurchased shares subject to such option will again be available for the grant of options under the 1999 Plan. Any shares tendered in exercise of an option will again be available for grant under the 1999 Plan.

The number of shares subject to options and SARs, and the option prices and SAR exercise amounts, may be appropriately adjusted in the event of changes in the outstanding Common Shares by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like.

Amendment and Termination of 1999 Plan

The Board of Directors or the Committee may at any time terminate or modify the 1999 Plan, except that without further approval of the Stockholders they may not increase the maximum number of shares as to which options or SARs may be granted under the Plan (except under the anti-dilution provision thereof), or change the class of employees to whom options or SARs may be granted, or withdraw the authority to administer the Plan from a committee consisting of Directors of the Company whose members satisfy the requirements of paragraph 4 of the Plan. The 1999 Plan will terminate on August 5, 2008. No termination or amendment of the Plan may, without the consent of the optionee to whom an option or SAR shall have been granted, adversely affect the rights of such optionee under the option or SAR.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS

Incentive Stock Options.  An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not realize any ordinary income by reason of the exercise, and the employer will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is tax preference income taken into account in computing the alternative minimum tax applicable to individuals.

Non-Statutory Stock Options.  Non-statutory stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.

As a result of the optionee’s exercise of a non-statutory stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. If the optionee pays all or part of the option price of a non-statutory stock option by surrendering shares already owned by him, certain additional tax rules apply.

The excess of the fair market value of the stock on the date of exercise of a non-statutory stock option over the exercise price is not a tax preference item.

Stock Appreciation Rights.  Although the recipient of a SAR does not recognize income at the time the right is granted, he will recognize income when the right is exercised in an amount equal to the cash and the fair market value of the property he receives. The Company will be entitled to deduct as compensation an amount equal to the income recognized by the recipient.

However, so long as sale of the stock (if any) received would subject him to suit under Section 16(b) of the Securities Exchange Act of 1934, the recipient does not recognize income and no tax deduction is allowed to the Company until the earlier of the expiration of six months from the date of exercise and the date on which the Section 16(b) restriction lapses. At such time, the recipient will recognize income equal to the fair market value of the stock at the time the Section 16(b) restriction lapses and the Company will be entitled to a tax deduction of a like amount. The recipient may elect to recognize income upon receipt of the stock and not at the later time, in which case the tax consequences to the recipient and the Company are the same as if he were not subject to the Section 16(b) restriction.

If a SAR is paid in stock, the recipient’s basis will be equal to the amount of ordinary income recognized by the recipient in respect of such stock, and his holding period will commence on the day such income is recognized.

Awards Other Than Stock Options And Stock Appreciation Rights.  A participant will recognize ordinary income equal to the amount of cash and the fair market value of stock received under any other awards under the Plan and the Company will be entitled to a deduction of the same amount, subject to the deduction limits under Section 162(m) of the Code.

The foregoing is a summary of the federal income tax consequences to the participants in the 2004 Incentive Compensation Plan, the 2001 Stock Incentive Plan, and the 1999 Stock Option Plan, and to the Company, based upon current income tax laws, regulations and rulings.

Equity Compensation Plan Information

The following table summarizes certain information regarding Common Shares that may be issued by the Company pursuant to its equity compensation plans existing as of September 30, 2007.

	(a)				(c)
	Number of				Number of Securities
	Securities to be		(b)		Remaining Available for
	Issued Upon		Weighted-Average		Future Issuance Under
	Exercise of		Exercise Price of		Equity Compensation
	Outstanding		Outstanding		Plans (Excluding
	Options, Warrants		Options, Warrants		Securities Reflected in
Plan Category	And Rights(1)		And Rights		Column (a))(1)

Equity compensation plans approved by security holders(2)	1,723,001	(3)	$30.35	(4)	1,749,874	(5)(6)
Equity compensation plans not approved by security holders	0		N/A		257,498	(7)

Total	1,723,001		$30.35		2,007,372

(1)	Number of Common Shares is subject to adjustment for any future changes in capitalization for stock splits, stock dividends and similar events.

(2)	Consists of the Company’s 1990, 1994 and 1999 Stock Option Plans, the 2001 Stock Incentive Plan and the 2004 Incentive Compensation Plan. Each of the above-cited Plans has been amended without Stockholder approval in accordance with its terms, as follows: the Company’s 1990, 1994 and 1999 Stock Option Plans have been amended to provide for tax withholding, to provide for adjustment upon a special distribution and in certain other respects; the 1994 and 1999 Stock Option Plans have been amended to reflect the change of the Company’s name and the elimination of the Company’s common stock trust receipts; the 1994 Stock Option Plan was amended to authorize the Human Resources and Compensation Committee (the “Committee”), in its discretion, to: (i) permit an optionee who terminates employment with the approval of the Company to exercise his stock option at any time within three months after termination, but before ten years from the date of grant, and (ii) direct that an option award agreement may permit an optionee who terminates employment on account of retirement on or after age 60 to exercise his stock option up to five years after retirement, but before ten years from the date of grant; the 1990, 1994 and 1999 Stock Option Plans and the 2001 Stock Incentive Plan were amended to authorize the Committee to delegate to any employee the power to extend a stock option beyond termination of employment for persons who are not “officers” as defined in Rule 16a-1 under the Exchange Act; the 1994 and 1999 Stock Option Plans and the 2001 Stock Incentive Plan have been amended to authorize the Committee to delegate to the Chief Executive Officer the power to grant stock options to persons who are not such “officers”, with the limitation of 10,000 shares per award and 100,000 shares awarded in the aggregate in any fiscal year; the 2001 Stock Incentive Plan and the 2004 Incentive Compensation Plan were amended with respect to Performance Share distributions to: (i) eliminate the participant’s option to pay cash for tax withholding and receive all shares due, and (ii) eliminate the participant’s option to defer the distribution; the 2004 Incentive Compensation Plan was amended with respect to Performance Share distributions to eliminate the Committee’s discretion to determine the percentage of the distribution to be made in shares or to be withheld for tax payments; and, subsequent to September 30, 2007, the 1999 Stock Option Plan, the 2001 Stock Incentive Plan and the 2004 Incentive Compensation Plan were amended in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, to eliminate the Committee’s discretion to grant to stock option holders additional alternative stock appreciation rights covering additional shares, under certain circumstances; and in the case of the 2004 Plan, to restrict the payment of dividend equivalents to participants in restricted stock awards to the time when the shares to which the dividend equivalents apply are delivered to the participant.

(3)	Includes 164,060 Common Shares issuable upon the vesting and distribution of outstanding performance-accelerated restricted share awards under the Company’s 2001 Stock Incentive Plan.

(4)	Does not include 164,060 Common Shares issuable upon the vesting and distribution of outstanding performance-accelerated restricted share awards under the 2001 Stock Incentive Plan, for which there are no exercise prices.

(5)	Comprises 4,144 Common Shares under the 1999 Stock Option Plan, 278,987 Common Shares under the 2001 Stock Incentive Plan and 1,466,743 Common Shares under the 2004 Incentive Compensation Plan.

(6)	Does not include shares that may be purchased on the open market pursuant to the Company’s Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, participants may elect to have up to 10% of their current salary or wages withheld and contributed to one or more independent trustees for the purchase of Common Shares. At the discretion of an officer of the Company, the Company or a domestic subsidiary or division may contribute cash in an amount not to exceed 20% of the amounts contributed by participants. The total number of Common Shares purchased with the Company’s matching contributions, however, may not exceed 183,446. As of September 30, 2007, 36,307 shares had been purchased with the Company’s matching funds.

(7)	Represents Common Shares issuable pursuant to the Compensation Plan for Non-Employee Directors (the “Compensation Plan”), which provides for each director to be paid (in addition to other fees) an annual retainer fee payable partially in cash and partially in Common Shares. Periodically, the Human Resources and Compensation Committee of the Board of Directors determines the amount of the retainer fee and the allocation of the fee between cash and Common Shares. The maximum number of Common Shares available for distribution under the Compensation Plan is 400,000 shares. The stock portion of the retainer fee is distributable in quarterly installments. Directors may elect to defer receipt of all of their cash compensation and/or all of the stock portion of the retainer fee. The deferred amounts are credited to the director’s deferred compensation account in stock equivalents. Deferred amounts are distributed in Common Shares or cash at such future dates as specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. The stock portion which has been deferred may only be distributed in Common Shares.

III.  PROPOSAL TO RATIFY COMPANY’S SELECTION OF KPMG LLP
AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2008

The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as independent public accountants for the fiscal year ending September 30, 2008.

The Audit and Finance Committee has appointed KPMG LLP, an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2008.

KPMG LLP or its predecessor firms have served as the independent public accountants of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the 2008 Annual Meeting with the opportunity to make a statement and respond to appropriate questions from Stockholders.

Although this appointment is not required to be submitted to a vote of Stockholders, the Board of Directors believes it is appropriate to request that the Stockholders ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending September 30, 2008. If the Stockholders do not ratify, the Audit and Finance Committee will investigate the reasons for Stockholder rejection and will reconsider the appointment.

IV.  INDEPENDENT PUBLIC ACCOUNTANTS

The Audit and Finance Committee (the “Committee”) has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and non-audit services to be provided by the Company’s independent public accountants. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

The following fees were paid to KPMG LLP for services rendered for each of the last two fiscal years:

	2007	2006

Audit Fees	$986,000	$1,200,000
Audit-Related Fees	11,500	—
Tax Fees	66,000	185,000
All Other Fees	—	—
Total KPMG LLP Fees Paid	$1,063,500	$1,305,000

Audit Fees primarily represent amounts paid for the audit of the Company’s annual financial statements, reviews of SEC Forms 10-Q and 10-K, or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years, including attestation of management’s report on internal control over financial reporting.

Audit-Related Fees represent amounts paid for services that are related to the performance of the audit, including review of general accounting matters.

Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

In the process of the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2008, the Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

V.  VOTING

The affirmative vote of the holders of a majority of the Common Shares entitled to vote which are present in person or represented by proxy at the 2008 Annual Meeting is required to elect directors, to approve the amendments to the Company’s 2004 Incentive Compensation Plan, 2001 Stock Incentive Plan and 1999 Stock Option Plan, to ratify the Company’s selection of independent public accountants for fiscal 2008, and to act on any other matters properly brought before the meeting. Common Shares represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors, proxies which are marked “Abstain” on the proposals to approve the above-listed Plan amendments and to ratify the selection of independent public accountants, and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the Common Shares represented thereby were voted against such nominee or nominees, against such proposal to approve such Plan amendments, against such proposal to ratify the selection of independent public accountants, and against such other matters, respectively. Common Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

VI.  STOCKHOLDER PROPOSALS

Proposals of Stockholders intended to be presented at the 2009 Annual Meeting must be received by the Company by September 1, 2008 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with regulations governing the solicitation of proxies.

In order for a Stockholder to nominate a candidate for director, under the Company’s Articles of Incorporation, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case, the notice must be given to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any Stockholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

APPENDIX A

THIRD AMENDMENT TO THE ESCO TECHNOLOGIES INC.
2004 INCENTIVE COMPENSATION PLAN

Effective as of October 1, 2007, the ESCO Technologies Inc. 2004 Incentive Compensation Plan is amended as follows:

1. The word “salaried” is deleted from Section 1(a).

2. The first two sentences in Section 6 are deleted and replaced with the following:

Stock options and SARs may be granted to full-time and part-time employees of the Company or its subsidiaries. The term “employee” does not include temporary employees nor directors who are not also employees of the Company or its subsidiaries.

A-1

APPENDIX B

FOURTH AMENDMENT TO THE ESCO TECHNOLOGIES INC.
2001 STOCK INCENTIVE PLAN

Effective as of October 1, 2007, the ESCO Technologies Inc. 2001 Stock Incentive Plan is amended as follows:

1. The word “salaried” is deleted from Section 1(a).

2. The first two sentences in Section 6 are deleted and replaced with the following:

Stock Options and SARs may be granted to full-time and part-time employees of the Company or its subsidiaries. The term “employee” does not include temporary employees nor directors who are not also employees of the Company or its subsidiaries.

B-1

APPENDIX C

AMENDMENT TO THE ESCO TECHNOLOGIES INC.
1999 STOCK OPTION PLAN

Effective as of October 1, 2007, the ESCO Technologies Inc. 1999 Stock Option Plan is amended as follows:

1. The first sentence in Section 1 is deleted and replaced with the following:

The ESCO Technologies Inc. 1999 Stock Option Plan (the “Plan”) is intended as an incentive to, and to encourage ownership of the stock of ESCO Technologies Inc. (“Company”) by, certain executive, managerial and other employees of the Company and its subsidiaries.

2. The first two sentences in Section 5 are deleted and replaced with the following:

Options and SARs may be granted to full-time and part-time employees of the Company or its subsidiaries. The term “employee” does not include temporary employees nor directors who are not also employees of the Company or its subsidiaries.

C-1

(ESCO TECHNOLOGIES LOGO)

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ESCO TECHNOLOGIES INC.
     The undersigned, as holder of record of the common stock of ESCO TECHNOLOGIES INC. (the “Company”), does hereby appoint V.L. Richey, Jr., G.E. Muenster and A.S. Barclay, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 6, 2008, commencing at 9:30 A.M., St. Louis time, at the Company’s headquarters located at 9900A Clayton Road, St. Louis County, Missouri 63124 and at any and all adjournments of such meeting, and to vote all the shares of common stock of the Company standing on the register of the Company’s stock transfer agent in the name of the undersigned as follows, and in their discretion on such other business as may properly come before the meeting:

Please be sure to date and sign this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Election of Directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

L.W. SOLLEY J.D. WOODS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Approval of amendments to the Company’s 2004 Incentive Compensation Plan, 2001 Stock Incentive Plan and 1999 Stock Option Plan.	☐	☐	☐

3.	Ratification of Company’s Selection of KPMG LLP as Independent Public Accountants for Fiscal Year Ending September 30, 2008	☐	☐	☐
MANAGEMENT RECOMMENDS A VOTE FOR
THE ABOVE PROPOSALS.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and accompanying Proxy Statement dated December 20, 2007.
     The proxies will vote your common stock in the manner directed herein by the undersigned Stockholder.
     If no direction is made, this proxy will be voted FOR each of Proposals 1 through 3.

é   Detach above form, sign, date and mail in postage paid envelope provided.   é
ESCO TECHNOLOGIES INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY FORM TODAY
 Please sign exactly as your name appears on this form. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign In full corporate name by President or other authorized officer. If signing on behalf of a partnership, please sign in partnership name by authorized person.
     December 20, 2007
Dear Stockholder:
     The Annual Meeting of Stockholders of ESCO Technologies Inc. will be held at the Company’s headquarters located at 9900A Clayton Road, St. Louis County, Missouri 63124 at 9:30 A.M., St. Louis time, on Wednesday, February 6, 2008.
     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided.
     Thank You.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.